Exhibit 99.1
FIRST QUARTER 2011
FINANCIAL SUPPLEMENT
If you need further information, please contact:
Aarti Bowman, Investor Relations
901-523-4017
aagoorha@firsthorizon.com

Other Information
This financial supplement contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, customer and investor responses to these conditions, ability to execute business plans, geopolitical developments, recent and future legislative and regulatory developments, natural disasters, and items mentioned in this financial supplement and in First Horizon National Corporation’s (FHN) most recent press release, as well as critical accounting estimates and other factors described in FHN’s recent filings with the SEC. FHN disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein or therein to reflect future events or developments.
Use of Non-GAAP Measures
Certain ratios are included in this financial supplement that are non-GAAP, meaning they are not presented in accordance with generally accepted accounting principles (GAAP) in the U.S. FHN’s management believes such ratios are relevant to understanding the capital position and results of the Company. The non-GAAP ratios presented in this Financial Supplement are tangible common equity to tangible assets, tangible book value per common share, tier 1 common to risk weighted assets, adjusted tangible common equity to risk weighted assets, and net interest margin adjusted for FTE. These ratios are reported to FHN’s management and Board of Directors through various internal reports. Additionally, disclosure of these ratios provides a meaningful base for comparability to other financial institutions as the capital ratios have become an important measure of the capital strength of banks as demonstrated by the inclusion in the stress tests administered by the United States Treasury Department under the Capital Assistance Program. Non-GAAP measures are not formally defined by GAAP or codified in the federal banking regulations, and other entities may use calculation methods that differ from those used by FHN. Tier 1 capital is a regulatory term and is generally defined as the sum of core capital (including common equity and instruments that can not be redeemed at the option of the holder) adjusted for certain items under risk based capital regulations. Also a regulatory term, risk weighted assets includes total assets adjusted for credit risk and is used to determine capital ratios. Refer to the tabular reconciliation of non-GAAP to GAAP measures and presentation of the most comparable GAAP items on page 29 of this financial supplement.

FIRST HORIZON NATIONAL CORPORATION SEGMENT STRUCTURE

Regional Banking
-	Traditional lending and deposit taking, investments, financial planning, trust services, asset management, cash management,

and health savings accounts

-	Correspondent banking which provides credit, depository, and other banking related services to other financial institutions

-	First lien mortgage originations through regional banking channels
Capital Markets
-	Fixed income sales, trading, and strategies for institutional clients in U.S. and abroad

-	Other capital markets products such as portfolio advisory, derivatives, and loan trading
Corporate
-	Executive management, enterprise-wide risk management, corporate finance, corporate communications, low income housing activities, legal functions and funding for the corporation including any impact from balance sheet positioning

-	Various charges related to restructuring, repositioning, and efficiency initiatives
Non-Strategic
-	Wind-down businesses that include:
-	National commercial and consumer lending loan portfolios

-	Trust preferred loan portfolio

-	Legacy mortgage servicing
- Exited businesses (such as First Horizon Insurance, Inc. (“FHI”) and Highland Capital Management Corporation) and associated restructuring, repositioning, and efficiency charges

PERFORMANCE HIGHLIGHTS

Summary of First Quarter 2011 Significant Items
(Millions)

Segment	Item	Income Statement	Amount	Comments

Corporate	Redemption of subordinated debentures	Noninterest income: Other	$5.8	Pre-tax gain resulting from redemption of FHN’s subordinated debentures (TRUPs - 8.07%).

Corporate	Reduction of Visa contingent liability	Noninterest expense: Other	$3.3	Pre-tax impact due to reversal of a portion of the contingent liability for certain Visa legal matters.

Non-Strategic	Goodwill impairment	Discontinued operations, net of tax	$(10.1)	Pre-tax goodwill impairment recognized as a result of contracted sale of FHI.

Non-Strategic	Contracted sale of FHI	Discontinued operations, net of tax	$11.1	Tax benefits resulting from contracted sale of FHI.

(First Quarter 2011 vs. Fourth Quarter 2010)

Regional Banking
-	Net interest margin was flat at 5.23%, net interest income declined $9.8 million to $135.5 million in first quarter
-	Decrease in NII primarily driven by decline in balances of loans to mortgage lenders
-	Provision credit was $12.4 million in first quarter compared to provision expense of $2.0 million in the prior quarter
-	Decline in provision primarily driven by improved performance of the Income CRE and C&I loan portfolios
-	Noninterest income decreased $4.4 million to $67.4 million from $71.8 million in prior quarter
-	Linked-quarter decline is primarily driven by lower deposit fee income

-	Mortgage banking income decline consistent with decrease in refinance activity from fourth quarter
-	Noninterest expense declined $2.2 million to $151.1 million in first quarter
-	Personnel expense declined $1.5 million primarily driven by headcount

-	Processing costs related to mortgage originations declined consistent with the decrease in refinance activity

-	A reduction in advertising expenses offset an increase in foreclosure-related losses
Capital Markets
-	Fixed income revenues decreased to $83.2 million in first quarter from $86.1 million in prior quarter
-	Fixed income average daily revenue (ADR) was $1.3 million in first quarter, down from $1.4 million in prior quarter
-	Other product revenues were $6.9 million in first quarter compared to $8.5 million in prior quarter

-	Noninterest expense decreased to $73.6 million in first quarter from $76.8 million in the prior quarter
-	Variable compensation costs decreased due to lower production levels; somewhat offset by FICA reset
Corporate
-	Net interest expense was $.3 million in first quarter compared to $2.1 million in prior quarter

-	Noninterest income (including securities gains) decreased to $12.9 million from $26.3 million in prior quarter
-	Linked-quarter decrease affected by $14.8 million gain on sale of Visa shares in fourth quarter

-	A decrease in BOLI and deferred compensation income more than offset by $5.8 million gain on redemption of debt
-	Noninterest expense increased to $20.7 million in first quarter from $19.0 million in prior quarter
-	Other expense affected by $3.3 million reversal of the contingent liability for certain Visa legal matters
-	Prior quarter included $8.0 million reversal of the Visa contingent liability

-	Restructuring charges were $3.1 million in first quarter compared to $5.0 million in prior quarter

PERFORMANCE HIGHLIGHTS (continued)

(First Quarter 2011 vs. Fourth Quarter 2010)

Non-Strategic
-	Net interest income decreased $1.2 million to $32.0 million in first quarter

-	Provision expense decreased $29.6 million to $13.4 million
-	Decline in provision attributable to aggregate improvement in the portfolio combined with the continued run-off of non-strategic balances
-	Noninterest income increased to $27.2 million in first quarter from $13.6 million in prior quarter due to a rise in mortgage banking income
-	Positive net hedging results increased to $12.5 million from $7.0 million in the prior quarter

-	The negative impact due to runoff declined in first quarter

-	Servicing fees increased to $20.8 million in first quarter from $17.1 million in prior quarter
-	Prior quarter included adjustment for guarantee fees
-	Mortgage banking income affected by smaller negative fair value adjustments to the mortgage warehouse
-	Mortgage warehouse negative fair value adjustment was $1.3 million in first quarter compared to $4.1 million in prior quarter
-	Noninterest expense decreased to $69.8 million in first quarter from $80.6 million in prior quarter
-	Provisioning for repurchase and foreclosure losses was $37.2 million in first quarter compared to $44.2 million in prior quarter
-	New requests/PMI cancellation notices were $220.9 million in the first quarter, a decline of $32.5 million from prior quarter

-	Ending pipeline declined slightly to $529.3 million from $534.2 million in prior quarter

-	Cumulative rescission rates averaging between 45% and 55% with loss severities ranging between 50% and 60%
-	Discontinued operations, net of tax includes operating results from FHI
-	Agreement to sell FHI triggered a $10.1 million goodwill impairment which was more than offset by $11.1 million favorable tax benefits

-	With additional favorable tax benefits expected to be recognized upon closing, the total positive impact to earnings should approximate $4 million
Asset Quality
-	Allowance as a percentage of loans ratio decreased to 369 basis points from 396 basis points in prior quarter
-	Reflects $75.7 million net allowance decrease in first quarter

-	Reserve decreased for all loan portfolios
-	Provision expense decreased to $1.0 million in first quarter compared to $45.0 million in fourth quarter

-	Annualized net charge-offs were 190 basis points of average loans, an improvement from 238 basis points in prior quarter
-	Net charge-offs were $76.7 million in first quarter compared to $100.1 million in prior quarter
-	NPAs decreased 2 percent from prior quarter; NPA ratio increased to 455 basis points from 448 basis points
-	Commercial NPL’s declined; Consumer NPL’s increased primarily due to loan modification activity

-	Foreclosed assets declined 15 percent primarily due to less inflow

-	NPA ratio increased due to a 5 percent decline in the balance of the loan portfolio
-	Decrease in the loan portfolio primarily driven by loans to mortgage lenders
-	Troubled debt restructurings (“TDRs”) were $347.7 million at the end of first quarter compared with $338.8 million in prior quarter

-	Commercial Portfolio:
-	Reserve decrease for the C&I portfolio driven by improved borrower financial conditions
-	Primarily due to stronger overall economic conditions
-	Aggregate improved risk profile primarily due to property stabilization of Income CRE portfolio resulted in $26.2 million reserve decrease

-	Reduction of Residential CRE portfolio continues as balances declined 16 percent from prior quarter
-	Consumer Portfolio:
-	Performance of the home equity portfolio improved as delinquency rates declined 57 basis points from prior quarter

-	The permanent mortgage portfolio’s performance stabilized
-	Portfolio has become more seasoned as aging typically results in improved credit trends
Capital and Liquidity
-	Repurchased CPP common stock warrant from the U.S. Treasury in first quarter which represented right to purchase 14.8 million common shares
-	Recognized $79.7 million reduction of equity, no earnings impact

-	In first quarter, warrant had dilutive impact of 2.7 million common shares
-	Return of quarterly cash dividend

-	$0.01 per share paid April 1, 2011

-	Current ratios strong (regulatory capital ratios estimated based on period-end balances)

-	8.91% for tangible common equity to tangible assets

-	14.19% for Tier 1

-	18.61% for Total Capital

-	11.67% for Tier 1 Common
Taxes (Operating Results)
-	Approximately $8.6 million positive quarterly effect from permanent tax credits

CHARGES FOR RESTRUCTURING, REPOSITIONING, & EFFICIENCY INITIATIVES
Quarterly, Unaudited

(Thousands)	1Q11	4Q10	3Q10	2Q10	1Q10

By Income Statement Impact
Noninterest income
Mortgage banking	$—	$—	$—	$(1,532)	$—
All other income and commissions	—	—	—	—	(19)
Noninterest expense
Employee compensation, incentives, and benefits	2,253	2,225	778	(575)	595
Occupancy	795	17	39	856	31
Legal and professional fees	—	1	—	14	105
All other expense	13	2,801	326	(1,493)	—

Total loss before income taxes	(3,061)	(5,044)	(1,143)	(334)	(750)
Income/(loss) from discontinued operations (a)	(10,514)	(335)	—	766	(10,381)

Net charges resulting from restructuring, repositioning, and efficiency initiatives	$(13,575)	$(5,379)	$(1,143)	$432	$(11,131)

Certain previously reported amounts have been reclassified to agree with current presentation.
(a) Primarily includes goodwill impairment, severance, and other charges related to the exit of the institutional equity research business and First Horizon Insurance.

CONSOLIDATED SUMMARY RESULTS
Quarterly, Unaudited

						1Q11 Change vs.
(Dollars in thousands, except per share data)	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10

Income Statement Highlights
Net interest income	$172,755	$182,236	$186,143	$182,064	$180,395	(5)%	(4)%
Noninterest income	196,744	190,534	246,762	243,862	245,155	3%	(20)%
Securities gains/(losses), net	798	15,681	(2,928)	75	(1,906)	NM	NM

Total revenue	370,297	388,451	429,977	426,001	423,644	(5)%	(13)%

Noninterest expense	315,146	329,729	343,034	337,311	337,978	(4)%	(7)%
Provision for loan losses	1,000	45,000	50,000	70,000	105,000	(98)%	(99)%

Income/(loss) before income taxes	54,151	13,722	36,943	18,690	(19,334)	NM	NM
Provision/(benefit) for income taxes	12,108	(6,681)	3,138	(1,659)	(16,518)	NM	NM

Income/(loss) from continuing operations	42,043	20,403	33,805	20,349	(2,816)	NM	NM
Income/(loss) from discontinued operations, net of tax	960	(3,095)	(95)	129	(7,077)	NM	NM

Net income/(loss)	43,003	17,308	33,710	20,478	(9,893)	NM	NM
Net income attributable to noncontrolling interest	2,844	2,840	2,875	2,844	2,844	*	*

Net income/(loss) attributable to controlling interest	40,159	14,468	30,835	17,634	(12,737)	NM	NM
Preferred stock dividends	—	63,154	14,960	14,938	14,918	NM	NM

Net income/(loss) available to common shareholders	$40,159	$(48,686)	$15,875	$2,696	$(27,655)	NM	NM

Common Stock Data
Diluted EPS from continuing operations (a)	$0.15	$(0.19)	$0.07	$0.01	$(0.09)	NM	NM
Diluted EPS (a)	$0.15	$(0.20)	$0.07	$0.01	$(0.12)	NM	NM
Diluted shares (a)	265,556	239,095	238,867	240,968	234,469	11%	13%
Period-end shares outstanding (a)	263,335	263,366	237,061	236,840	236,585	*	11%
Cash dividends declared per share	$0.01	N/A	N/A	N/A	N/A
Stock dividend rate declared per share	N/A	1.8122%	1.6567%	1.2896%	1.4561%

Balance Sheet Highlights (Period-End)
Total loans, net of unearned income (Restricted — $.7 billion) (b)	$15,972,372	$16,782,572	$17,059,489	$17,154,050	$17,484,224	(5)%	(9)%
Total deposits (Restricted — $1.1 million) (b)	15,350,967	15,208,231	14,975,920	15,201,816	15,069,700	1%	2%
Total assets (Restricted — $.7 billion) (b)	24,438,344	24,698,952	25,384,181	26,254,226	25,923,576	(1)%	(6)%
Total liabilities (Restricted — $.7 billion) (b)	21,798,287	22,020,947	22,077,293	22,966,993	22,652,634	(1)%	(4)%
Total equity	2,640,057	2,678,005	3,306,888	3,287,233	3,270,942	(1)%	(19)%

Asset Quality Highlights
Allowance for loan losses (Restricted — $39.8 million) (b)	$589,128	$664,799	$719,899	$781,269	$844,060	(11)%	(30)%
Allowance / period-end loans	3.69%	3.96%	4.22%	4.55%	4.83%
Net charge-offs	$76,671	$100,100	$111,370	$132,791	$182,432	(23)%	(58)%
Net charge-offs (annualized) / average loans	1.90%	2.38%	2.63%	3.10%	4.13%
Non-performing assets (NPA)	$818,969	$836,502	$919,242	$899,802	$1,041,214	(2)%	(21)%
NPA % (c)	4.55%	4.48%	5.00%	4.92%	5.63%

Key Ratios & Other
Return on average assets (annualized) (d)	0.71%	0.27%	0.52%	0.32%	(0.16)%
Return on average common equity (annualized) (e)	6.82%	(8.59)%	2.86%	0.49%	(5.10)%
Net interest margin (f) (g)	3.22%	3.18%	3.23%	3.19%	3.18%
Fee income to total revenue (h)	53%	51%	57%	57%	58%
Efficiency ratio (i)	85.29%	88.45%	79.24%	79.19%	79.42%
Book value per common share	$8.90	$9.05	$9.28	$9.23	$9.18
Tangible book value per common share (g)	$8.21	$8.31	$8.45	$8.39	$8.34
Adjusted tangible common equity to risk weighted assets (g)	10.79%	10.66%	9.55%	9.21%	9.09%
Full time equivalent employees	5,159	5,435	5,506	5,531	5,503	(5)%	(6)%

NM — Not meaningful
N/A — Not applicable
* Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.
(a) Shares restated for stock dividends distributed through January 1, 2011.
(b) Restricted balances parenthetically presented are as of March 31, 2011.
(c) NPAs related to the loan portfolio over period-end loans plus foreclosed real estate and other assets.
(d) Calculated using net income.
(e) Calculated using net income available to common shareholders.
(f) Net interest margin is computed using total net interest income adjusted for FTE.
(g) Refer to the Non-GAAP to GAAP Reconciliation on page 29 of this financial supplement.
(h) Ratio excludes securities gains/(losses).
(i) Noninterest expense divided by total revenue excluding securities gains/(losses).

CONSOLIDATED INCOME STATEMENT
Quarterly, Unaudited

						1Q11 Change vs.
(Thousands)	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10

Interest income	$207,605	$217,260	$223,165	$220,365	$219,496	(4)%	(5)%
Less: interest expense	34,850	35,024	37,022	38,301	39,101	*	(11)%

Net interest income	172,755	182,236	186,143	182,064	180,395	(5)%	(4)%
Provision for loan losses	1,000	45,000	50,000	70,000	105,000	(98)%	(99)%

Net interest income after provision for loan losses	171,755	137,236	136,143	112,064	75,395	25%	NM

Noninterest income:
Capital markets	90,057	94,573	114,014	100,876	114,571	(5)%	(21)%
Mortgage banking	27,726	16,057	53,122	63,301	34,884	73%	(21)%
Deposit transactions and cash management	32,637	35,142	34,911	39,018	35,767	(7)%	(9)%
Trust services and investment management	6,360	6,330	6,171	6,850	6,323	*	1%
Brokerage management fees and commissions	6,889	5,777	6,427	6,006	6,339	19%	9%
Insurance commissions	756	662	780	1,358	1,153	14%	(34)%
Securities gains/(losses), net	798	15,681	(2,928)	75	(1,906)	NM	NM
Other	32,319	31,993	31,337	26,453	46,118	1%	(30)%

Total noninterest income	197,542	206,215	243,834	243,937	243,249	(4)%	(19)%

Adjusted gross income after provision for loan losses	369,297	343,451	379,977	356,001	318,644	8%	16%

Noninterest expense:
Employee compensation, incentives, and benefits (b)	157,179	165,053	171,437	161,381	176,993	(5)%	(11)%
Repurchase and foreclosure provision	37,203	44,223	48,712	56,188	40,707	(16)%	(9)%
Operations services	13,928	14,875	14,941	15,310	14,597	(6)%	(5)%
Occupancy (b)	14,910	13,787	14,267	15,367	14,462	8%	3%
Legal and professional fees	18,558	16,317	14,247	18,083	13,927	14%	33%
Deposit insurance premium	8,055	9,326	10,123	9,196	8,493	(14)%	(5)%
Computer software	8,090	8,411	7,585	7,337	7,082	(4)%	14%
Contract employment	6,921	7,934	7,443	7,274	6,174	(13)%	12%
Equipment rentals, depreciation, and maintenance	7,916	7,862	7,162	7,572	5,962	1%	33%
Foreclosed real estate	6,789	4,178	5,159	5,137	10,470	62%	(35)%
Communications and courier	5,247	5,152	5,050	5,835	6,189	2%	(15)%
Miscellaneous loan costs	1,492	1,796	1,913	4,546	4,112	(17)%	(64)%
Amortization of intangible assets	1,032	1,078	1,078	1,078	1,078	(4)%	(4)%
Other (a) (b)	27,826	29,737	33,917	23,007	27,732	(6)%	*

Total noninterest expense	315,146	329,729	343,034	337,311	337,978	(4)%	(7)%

Income/(loss) before income taxes	54,151	13,722	36,943	18,690	(19,334)	NM	NM
Provision/(benefit) for income taxes	12,108	(6,681)	3,138	(1,659)	(16,518)	NM	NM

Income/(loss) from continuing operations	42,043	20,403	33,805	20,349	(2,816)	NM	NM
Income/(loss) from discontinued operations, net of tax (b)	960	(3,095)	(95)	129	(7,077)	NM	NM

Net income/(loss)	43,003	17,308	33,710	20,478	(9,893)	NM	NM
Net income attributable to noncontrolling interest	2,844	2,840	2,875	2,844	2,844	*	*

Net income/(loss) attributable to controlling interest	40,159	14,468	30,835	17,634	(12,737)	NM	NM
Preferred stock dividends	—	63,154	14,960	14,938	14,918	NM	NM

Net income/(loss) available to common shareholders	$40,159	(48,686)	$15,875	$2,696	$(27,655)	NM	NM

NM – Not meaningful
* Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.
(a) 1Q11 includes $3.3 million reversal of the contingent liability for certain Visa legal matters.
(b) 1Q11 includes a portion of net charges related to Restructuring, Repositioning, & Efficiency Initiatives.

OTHER INCOME AND OTHER EXPENSE
Quarterly, Unaudited

						1Q11 Change vs.
(Thousands)	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10

Other Income
Bank owned life insurance	$4,815	$7,732	$5,913	$5,784	$6,469	(38)%	(26)%
Bankcard income	4,720	4,977	4,965	5,271	4,548	(5)%	4%
ATM interchange fees	3,535	3,748	3,532	3,232	3,657	(6)%	(3)%
Other service charges	2,854	2,845	2,832	2,382	2,383	*	20%
Electronic banking fees	1,534	1,629	1,870	1,887	1,725	(6)%	(11)%
Letter of credit fees	1,776	1,508	1,544	1,802	1,639	18%	8%
Deferred compensation	979	2,260	1,121	(771)	1,010	(57)%	(3)%
Gains on extinguishment of debt	5,761	—	—	—	17,060	NM	(66)%
Other	6,345	7,294	9,560	6,866	7,627	(13)%	(17)%

Total	$32,319	$31,993	$31,337	$26,453	$46,118	1%	(30)%

Other Expense
Advertising and public relations	$3,862	$5,756	$6,557	$5,574	$5,250	(33)%	(26)%
Low income housing expense	4,697	5,886	5,513	5,364	5,466	(20)%	(14)%
Other insurance and taxes	3,475	1,814	2,992	3,589	3,153	92%	10%
Travel and entertainment	1,801	2,476	2,507	2,627	2,371	(27)%	(24)%
Customer relations	1,270	1,729	1,545	1,838	1,967	(27)%	(35)%
Employee training and dues	1,251	1,126	1,120	965	1,442	11%	(13)%
Supplies	981	1,223	1,126	1,083	1,148	(20)%	(15)%
Bank examination costs	1,118	1,147	1,147	1,142	1,142	(3)%	(2)%
Loan insurance expense (a)	781	603	903	682	(2,874)	30%	127%
Federal services fees	464	471	520	712	907	(1)%	(49)%
Other (b) (c)	8,126	7,506	9,987	(569)	7,760	8%	5%

Total	$27,826	$29,737	$33,917	$23,007	$27,732	(6)%	*

NM – Not meaningful
* Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.
(a) 1Q10 includes cancellation of an HLTV insurance contract and return of $3.8 million of premiums.
(b) 1Q11 includes $3.3 million reversal of the contingent liability for certain Visa legal matters.
(c) 1Q11 includes a portion of net charges related to Restructuring, Repositioning, & Efficiency Initiatives.

CONSOLIDATED PERIOD-END BALANCE SHEET Quarterly, Unaudited

						1Q11 Change vs.
(Thousands)	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10

Assets
Investment securities	$3,085,478	$3,031,930	$2,611,460	$2,489,819	$2,697,719	2%	14%
Loans held for sale	370,487	375,289	414,259	505,237	505,794	(1)%	(27)%
Loans, net of unearned income (Restricted — $.7 billion) (a)	15,972,372	16,782,572	17,059,489	17,154,050	17,484,224	(5)%	(9)%
Federal funds sold and securities purchased under agreements to resell	527,563	424,390	602,407	602,910	523,237	24%	1%
Interest bearing cash (b)	308,636	517,739	266,469	275,148	383,571	(40)%	(20)%
Trading securities	924,854	769,750	1,214,595	1,806,789	964,800	20%	(4)%

Total earning assets	21,189,390	21,901,670	22,168,679	22,833,953	22,559,345	(3)%	(6)%

Cash and due from banks (Restricted — $4.9 million) (a)	337,002	344,384	331,743	364,857	279,730	(2)%	20%
Capital markets receivables	595,594	146,091	564,879	828,866	743,514	NM	(20)%
Mortgage servicing rights, net	207,748	207,319	191,943	201,746	264,959	*	(22)%
Goodwill	152,080	162,180	162,180	162,180	162,180	(6)%	(6)%
Other intangible assets, net	31,545	32,881	34,263	35,645	37,027	(4)%	(15)%
Premises and equipment, net	320,871	322,319	311,947	307,452	308,714	*	4%
Real estate acquired by foreclosure (c)	110,127	125,401	139,359	122,548	122,060	(12)%	(10)%
Allowance for loan losses (Restricted — $39.8 million) (a)	(589,128)	(664,799)	(719,899)	(781,269)	(844,060)	11%	30%
Other assets (Restricted — $16.7 million) (a)	2,083,115	2,121,506	2,199,087	2,178,248	2,290,107	(2)%	(9)%

Total assets (Restricted — $.7 billion) (a)	$24,438,344	$24,698,952	$25,384,181	$26,254,226	$25,923,576	(1)%	(6)%

Liabilities and Equity
Deposits
Savings	$6,296,533	$6,036,895	$5,436,451	$5,385,698	$5,174,901	4%	22%
Other interest-bearing deposits	2,679,437	2,842,306	3,088,224	3,237,183	3,256,040	(6)%	(18)%
Time deposits	1,336,666	1,390,995	1,473,622	1,545,475	1,642,820	(4)%	(19)%

Total interest-bearing core deposits	10,312,636	10,270,196	9,998,297	10,168,356	10,073,761	*	2%
Noninterest-bearing deposits (Restricted — $1.1 million) (a)	4,480,413	4,376,285	4,393,107	4,409,505	4,461,050	2%	*

Total core deposits (d)	14,793,049	14,646,481	14,391,404	14,577,861	14,534,811	1%	2%

Certificates of deposit $100,000 and more	557,918	561,750	584,516	623,955	534,889	(1)%	4%

Total deposits (Restricted — $1.1 million) (a)	15,350,967	15,208,231	14,975,920	15,201,816	15,069,700	1%	2%

Federal funds purchased and securities sold under agreements to repurchase	2,125,793	2,114,908	2,439,542	2,278,890	2,635,423	1%	(19)%
Trading liabilities	384,250	361,920	414,666	481,477	357,919	6%	7%
Other short-term borrowings and commercial paper	237,583	180,735	193,361	487,449	167,508	31%	42%
Term borrowings (Restricted — $.7 billion) (a)	2,514,754	3,228,070	2,805,731	2,926,675	2,932,524	(22)%	(14)%
Capital markets payables	413,334	65,506	379,526	754,079	740,852	NM	(44)%
Other liabilities (Restricted — $.1 million) (a)	771,606	861,577	868,547	836,607	748,708	(10)%	3%

Total liabilities (Restricted — $.7 billion) (a)	21,798,287	22,020,947	22,077,293	22,966,993	22,652,634	(1)%	(4)%

Equity
Common stock	164,584	164,604	145,526	143,021	141,048	*	17%
Capital surplus	1,636,623	1,630,210	1,344,307	1,296,484	1,251,776	*	31%
Capital surplus common stock warrant — (CPP)	—	83,860	83,860	83,860	83,860	NM	NM
Undivided profits	674,064	631,712	737,014	767,769	809,624	7%	(17)%
Accumulated other comprehensive loss, net	(130,379)	(127,546)	(109,958)	(105,922)	(113,291)	(2)%	(15)%
Preferred stock capital surplus — (CPP)	—	—	810,974	806,856	802,760	NM	NM
Noncontrolling interest (e)	295,165	295,165	295,165	295,165	295,165	*	*

Total equity	2,640,057	2,678,005	3,306,888	3,287,233	3,270,942	(1)%	(19)%

Total liabilities and equity	$24,438,344	$24,698,952	$25,384,181	$26,254,226	$25,923,576	(1)%	(6)%

NM – Not meaningful
* Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.
(a) Restricted balances parenthetically presented are as of March 31, 2011.
(b) Includes excess balances held at Fed.
(c) 1Q11 includes $15.7 million of foreclosed assets related to government insured mortgages
(d) 1Q11 average core deposits were $14.6 billion.
(e) Includes preferred stock of subsidiary.

CONSOLIDATED AVERAGE BALANCE SHEET
Quarterly, Unaudited

						1Q11 Change vs.
(Thousands)	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10

Assets:
Earning assets:
Loans, net of unearned income:
Commercial, Financial, and Industrial (C&I)	$6,823,350	$7,229,808	$7,017,427	$6,730,496	$6,754,131	(6)%	1%
Income CRE	1,422,837	1,472,182	1,570,928	1,629,964	1,702,499	(3)%	(16)%
Residential CRE	249,777	306,292	361,217	471,569	592,122	(18)%	(58)%
Consumer real estate	5,553,846	5,706,103	5,872,695	6,013,562	6,185,476	(3)%	(10)%
Permanent mortgage	1,060,537	980,383	986,444	1,035,986	1,074,440	8%	(1)%
Credit card and other	299,861	318,000	338,987	374,916	471,143	(6)%	(36)%
Restricted real estate loans	741,413	779,793	818,149	853,568	890,376	(5)%	(17)%

Total loans, net of unearned income (Restricted — $.7 billion) (a) (b)	$16,151,621	$16,792,561	$16,965,847	$17,110,061	$17,670,187	(4)%	(9)%

Loans held for sale	353,384	385,047	481,317	493,225	490,626	(8)%	(28)%
Investment securities:
U.S. Treasuries	82,197	72,375	68,570	77,488	74,501	14%	10%
U.S. government agencies	2,669,852	2,418,015	2,198,754	2,223,153	2,282,005	10%	17%
States and municipalities	26,015	38,914	41,756	42,076	43,194	(33)%	(40)%
Other	224,565	228,866	244,766	265,918	283,476	(2)%	(21)%

Total investment securities	3,002,629	2,758,170	2,553,846	2,608,635	2,683,176	9%	12%

Capital markets securities inventory	1,110,584	1,118,090	1,338,535	1,085,816	880,448	(1)%	26%
Mortgage banking trading securities	34,549	36,040	37,814	50,423	57,105	(4)%	(39)%
Other earning assets:
Federal funds sold and securities purchased under agreements to resell	581,861	553,432	572,078	624,892	620,832	5%	(6)%
Interest bearing cash (c)	586,411	1,312,006	1,095,006	982,410	481,259	(55)%	22%

Total other earning assets	1,168,272	1,865,438	1,667,084	1,607,302	1,102,091	(37)%	6%

Total earning assets	21,821,039	22,955,346	23,044,443	22,955,462	22,883,633	(5)%	(5)%

Allowance for loan losses (Restricted — $43.6 million) (a)	(644,107)	(717,297)	(778,326)	(821,652)	(906,970)	10%	29%
Cash and due from banks (Restricted — $6.6 million) (a)	351,488	338,619	363,445	367,796	415,990	4%	(16)%
Capital markets receivables	124,395	197,294	161,239	127,331	125,459	(37)%	(1)%
Premises and equipment, net	320,485	320,341	309,713	307,078	311,822	*	3%
Other assets (Restricted — $19.3 million) (a)	2,596,870	2,694,155	2,657,126	2,664,563	2,729,474	(4)%	(5)%

Total assets (Restricted — $.7 billion) (a)	$24,570,170	$25,788,458	$25,757,640	$25,600,578	$25,559,408	(5)%	(4)%

Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Other interest-bearing deposits	$2,662,421	$3,010,572	$3,008,241	$3,277,859	$3,105,164	(12)%	(14)%
Savings	6,184,409	5,926,061	5,782,596	5,424,462	4,881,791	4%	27%
Time deposits	1,360,180	1,434,238	1,505,267	1,591,048	1,853,591	(5)%	(27)%

Total interest-bearing core deposits	10,207,010	10,370,871	10,296,104	10,293,369	9,840,546	(2)%	4%
Certificates of deposit $100,000 and more	560,805	558,860	617,560	603,952	532,532	*	5%

Federal funds purchased and securities sold under agreements to repurchase	2,259,138	2,618,819	2,523,719	2,521,758	2,800,856	(14)%	(19)%
Capital markets trading liabilities	561,429	514,992	520,046	565,709	589,886	9%	(5)%
Other short-term borrowings and commercial paper	172,601	207,315	199,588	167,966	337,966	(17)%	(49)%
Term borrowings (Restricted — $.7 billion) (a)	2,838,034	2,856,014	2,913,979	2,921,627	2,969,859	(1)%	(4)%

Total interest-bearing liabilities	16,599,017	17,126,871	17,070,996	17,074,381	17,071,645	(3)%	(3)%

Noninterest-bearing deposits (Restricted — $1.5 million) (a)	4,414,758	4,470,436	4,454,907	4,394,187	4,375,034	(1)%	1%
Capital markets payables	79,389	98,738	124,008	99,782	90,015	(20)%	(12)%
Other liabilities	795,176	823,170	799,734	736,822	727,433	(3)%	9%
Equity	2,681,830	3,269,243	3,307,995	3,295,406	3,295,281	(18)%	(19)%

Total liabilities and equity	$24,570,170	$25,788,458	$25,757,640	$25,600,578	$25,559,408	(5)%	(4)%

NM – Not meaningful
*  Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.
(a) Restricted balances parenthetically presented are as of March 31, 2011.
(b) Includes loans on nonaccrual status.
(c) Includes excess balances held at Fed.

CONSOLIDATED AVERAGE BALANCE SHEET: YIELDS AND RATES Quarterly, Unaudited

(Thousands)	1Q11	4Q10	3Q10	2Q10	1Q10

Assets:
Earning assets:
Loans, net of unearned income (a)	4.12%	4.16%	4.15%	4.07%	3.97%
Loans held for sale	4.14	3.62	3.95	4.51	4.05
Investment securities:
U.S. Treasuries	0.59	0.65	0.68	0.48	0.91
U.S. government agencies	3.97	4.09	4.40	4.77	4.99
States and municipalities	3.19	1.58	1.80	1.08	1.14
Other	4.32	3.96	3.94	3.60	3.43

Total investment securities	3.90	3.96	4.21	4.47	4.65

Capital markets securities inventory	3.61	3.59	4.03	3.86	3.75
Mortgage banking trading securities	10.29	10.02	9.90	8.26	10.75
Other earning assets:
Federal funds sold and securities purchased under agreements to resell	0.05	0.09	0.12	0.12	0.04
Interest bearing cash	0.23	0.24	0.24	0.24	0.22

Total other earning assets (b)	0.14	0.20	0.20	0.20	0.12

Total earning assets / interest income	3.86%	3.79%	3.87%	3.85%	3.87%

Liabilities:
Interest-bearing liabilities:
Interest-bearing deposits:
Other interest-bearing deposits	0.24%	0.23%	0.26%	0.32%	0.33%
Savings	0.48	0.52	0.55	0.60	0.62
Time deposits	2.39	2.42	2.47	2.49	2.32

Total interest-bearing core deposits	0.67	0.70	0.74	0.80	0.85
Certificates of deposit $100,000 and more	1.96	2.05	2.14	2.27	2.57

Federal funds purchased and securities sold under agreements to repurchase	0.24	0.24	0.24	0.24	0.23
Capital markets trading liabilities	2.74	2.70	3.15	3.58	3.72
Other short-term borrowings and commercial paper	0.51	0.71	0.61	0.63	0.41
Term borrowings (c)	1.41	1.18	1.16	1.02	1.06

Total interest-bearing liabilities / interest expense	0.85%	0.81%	0.86%	0.90%	0.93%

Net interest spread	3.01%	2.98%	3.01%	2.95%	2.94%
Effect of interest-free sources used to fund earning assets	0.21	0.20	0.22	0.24	0.24

Net interest margin	3.22%	3.18%	3.23%	3.19%	3.18%

Certain previously reported amounts have been reclassified to agree with current presentation.
Yields are adjusted to a fully taxable equivalent (“FTE”). Refer to the Non-GAAP to GAAP Reconciliation on page 29 for reconciliation of net interest income (GAAP) to net interest income adjusted for impact of FTE — (non-GAAP).
(a) Includes loans on nonaccrual status.
(b) Earning assets yields are expressed net of unearned income.
(c) Rates are expressed net of unamortized debenture cost for term borrowings.

MORTGAGE SERVICING RIGHTS
Quarterly, Unaudited

						1Q11 Change vs.
(Thousands)	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10

First Liens
Fair value beginning balance	$203,812	$188,397	$197,953	$261,083	$296,115
Adjustment due to adoption of amendments to ASC 810	—	—	—	—	(197)
Reductions due to loan payments	(7,163)	(10,160)	(8,752)	(7,238)	(8,793)
Reductions due to sale	—	—	—	(24,558)	—
Reductions due to exercise of clean up calls	—	(1,110)	—	—	—
Changes in fair value due to:
Changes in valuation model inputs or assumptions (a)	7,592	26,685	385	(31,398)	(26,968)
Other changes in fair value	16	—	(1,189)	64	926

Fair value ending balance	$204,257	$203,812	$188,397	$197,953	$261,083	*	(22)%

Second Liens
Fair value beginning balance	$262	$250	$242	$242	$1,174
Adjustment due to adoption of amendments to ASC 810	—	—	—	—	(928)
Reductions due to loan payments	(13)	(17)	(8)	(9)	(7)
Changes in fair value due to:
Other changes in fair value	10	29	16	9	3

Fair value ending balance	$259	$262	$250	$242	$242	(1)%	7%

HELOC
Fair value beginning balance	$3,245	$3,296	$3,551	$3,634	$5,322
Adjustment due to adoption of amendments to ASC 810	—	—	—	—	(1,168)
Reductions due to loan payments	(42)	(76)	(514)	(90)	(521)
Changes in fair value due to:
Other changes in fair value	29	25	259	7	1

Fair value ending balance	$3,232	$3,245	$3,296	$3,551	$3,634	*	(11)%

Total Consolidated
Fair value beginning balance	$207,319	$191,943	$201,746	$264,959	$302,611
Adjustment due to adoption of amendments to ASC 810	—	—	—	—	(2,293)
Reductions due to loan payments	(7,218)	(10,253)	(9,274)	(7,337)	(9,321)
Reductions due to sale	—	—	—	(24,558)	—
Reductions due to exercise of clean up calls	—	(1,110)	—	—	—
Changes in fair value due to:
Changes in valuation model inputs or assumptions (a)	7,592	26,685	385	(31,398)	(26,968)
Other changes in fair value	55	54	(914)	80	930

Fair value ending balance	$207,748	$207,319	$191,943	$201,746	$264,959	*	(22)%

*	Amount is less than one percent.

(a)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.

BUSINESS SEGMENT HIGHLIGHTS
Quarterly, Unaudited

						1Q11 Change vs.
(Thousands)	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10

Regional Banking
Net interest income	$135,524	$145,280	$143,042	$138,179	$133,857	(7)%	1%
Noninterest income	67,370	71,829	73,106	74,652	70,926	(6)%	(5)%

Total revenues	202,894	217,109	216,148	212,831	204,783	(7)%	(1)%
Provision for loan losses	(12,400)	2,009	10,304	27,975	52,047	NM	NM
Noninterest expense	151,120	153,299	155,578	153,964	156,623	(1)%	(4)%

Income/(loss) before income taxes	64,174	61,801	50,266	30,892	(3,887)	4%	NM
Provision/(benefit) for income taxes	23,464	22,363	18,274	11,213	(1,786)	5%	NM

Net income/(loss)	$40,710	$39,438	$31,992	$19,679	$(2,101)	3%	NM

Capital Markets
Net interest income	$5,574	$5,877	$8,584	$4,824	$2,364	(5)%	NM
Noninterest income	90,080	94,555	114,055	100,975	114,584	(5)%	(21)%

Total revenues	95,654	100,432	122,639	105,799	116,948	(5)%	(18)%
Noninterest expense	73,563	76,812	79,434	78,066	83,877	(4)%	(12)%

Income before income taxes	22,091	23,620	43,205	27,733	33,071	(6)%	(33)%
Provision for income taxes	8,434	8,829	16,214	10,384	12,382	(4)%	(32)%

Net income	$13,657	$14,791	$26,991	$17,349	$20,689	(8)%	(34)%

Corporate
Net interest income/(expense)	$(297)	$(2,064)	$(2,845)	$1,113	$5,557	(86)%	NM
Noninterest income	12,871	26,252	7,943	4,925	24,906	(51)%	(48)%

Total revenues	12,574	24,188	5,098	6,038	30,463	(48)%	(59)%
Noninterest expense	20,671	19,014	19,413	11,833	20,489	9%	1%

Income/(loss) before income taxes	(8,097)	5,174	(14,315)	(5,795)	9,974	NM	NM
Benefit for income taxes	(10,543)	(8,907)	(15,444)	(10,392)	(5,074)	18%	NM

Net income	$2,446	$14,081	$1,129	$4,597	$15,048	(83)%	(84)%

Non-Strategic
Net interest income	$31,954	$33,143	$37,362	$37,948	$38,617	(4)%	(17)%
Noninterest income	27,221	13,579	48,730	63,385	32,833	NM	(17)%

Total revenues	59,175	46,722	86,092	101,333	71,450	27%	(17)%
Provision for loan losses	13,400	42,991	39,696	42,025	52,953	(69)%	(75)%
Noninterest expense	69,792	80,604	88,609	93,448	76,989	(13)%	(9)%

Loss before income taxes	(24,017)	(76,873)	(42,213)	(34,140)	(58,492)	(69)%	(59)%
Benefit for income taxes	(9,247)	(28,966)	(15,906)	(12,864)	(22,040)	(68)%	(58)%

Net loss from continuing operations	(14,770)	(47,907)	(26,307)	(21,276)	(36,452)	(69)%	(59)%
Income/(loss) from discontinued operations, net of tax	960	(3,095)	(95)	129	(7,077)	NM	NM

Net loss	$(13,810)	$(51,002)	$(26,402)	$(21,147)	$(43,529)	(73)%	(68)%

Total Consolidated
Net interest income	$172,755	$182,236	$186,143	$182,064	$180,395	(5)%	(4)%
Noninterest income	197,542	206,215	243,834	243,937	243,249	(4)%	(19)%

Total revenues	370,297	388,451	429,977	426,001	423,644	(5)%	(13)%
Provision for loan losses	1,000	45,000	50,000	70,000	105,000	(98)%	(99)%
Noninterest expense	315,146	329,729	343,034	337,311	337,978	(4)%	(7)%

Income/(loss) before income taxes	54,151	13,722	36,943	18,690	(19,334)	NM	NM
Provision/(benefit) for income taxes	12,108	(6,681)	3,138	(1,659)	(16,518)	NM	NM

Net income/(loss) from continuing operations	42,043	20,403	33,805	20,349	(2,816)	NM	NM
Income/(loss) from discontinued operations, net of tax	960	(3,095)	(95)	129	(7,077)	NM	NM

Net income/(loss)	$43,003	$17,308	$33,710	$20,478	$(9,893)	NM	NM

NM — Not meaningful

*	Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.

REGIONAL BANKING
Quarterly, Unaudited

						1Q11 Change vs.
(Thousands)	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10

Income Statement
Net interest income	$135,524	$145,280	$143,042	$138,179	$133,857	(7)%	1%
Provision for loan losses	(12,400)	2,009	10,304	27,975	52,047	NM	NM
Noninterest income	67,370	71,829	73,106	74,652	70,926	(6)%	(5)%
Noninterest expense	151,120	153,299	155,578	153,964	156,623	(1)%	(4)%

Income/(loss) before income taxes	$64,174	$61,801	$50,266	$30,892	$(3,887)	4%	NM

Efficiency ratio (a)	74.48%	70.61%	71.98%	72.34%	76.48%

Balance Sheet (millions)
Average loans	$10,516	$10,994	$10,863	$10,648	$10,765	(4)%	(2)%
Average other earning assets	71	103	201	205	174	(31)%	(59)%
Total average earning assets	10,587	11,097	11,064	10,853	10,939	(5)%	(3)%
Average core deposits	12,619	12,629	12,353	12,530	12,163	*	4%
Average other deposits	561	560	605	591	520	*	8%
Total average deposits	13,180	13,189	12,958	13,121	12,683	*	4%
Total period end deposits	13,405	13,239	12,911	13,047	12,888	1%	4%
Total period end assets	11,072	11,644	11,815	11,620	11,328	(5)%	(2)%

Net interest margin (b)	5.23%	5.23%	5.16%	5.12%	4.97%
Loan yield	4.04	4.07	4.12	4.05	4.01
Deposit average yield	0.57	0.60	0.65	0.69	0.73

Noninterest Income Detail (thousands)
NSF / overdraft fees	$11,772	$13,734	$14,120	$17,825	$15,194	(14)%	(23)%
Cash management fees	9,132	10,148	9,509	9,945	10,160	(10)%	(10)%
Debit card income	6,780	6,685	6,781	6,788	6,423	1%	6%
Other	4,747	4,361	4,241	4,214	3,761	9%	26%

Total deposit transactions and cash management	32,431	34,928	34,651	38,772	35,538	(7)%	(9)%
Insurance commissions	746	652	770	1,348	1,141	14%	(35)%
Trust services and investment management	6,354	6,312	6,218	6,841	6,314	1%	1%
Bankcard income	4,322	4,564	4,537	4,813	4,079	(5)%	6%
Mortgage banking	2,591	5,736	3,997	3,645	3,508	(55)%	(26)%
Other service charges	3,532	3,510	3,510	3,171	3,381	1%	4%
Miscellaneous revenue	17,394	16,127	19,423	16,062	16,965	8%	3%

Total noninterest income	$67,370	$71,829	$73,106	$74,652	$70,926	(6)%	(5)%

Key Statistics
Locations
Financial centers	178	183	182	182	182	(3)%	(2)%
Trust assets
Total managed assets (millions)	4,756	4,955	4,892	4,920	4,580	(4)%	4%
Mortgage production
First lien production (millions)	$111	$262	$225	$176	$185	(58)%	(40)%

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Noninterest expense divided by total revenue.

(b)	Net interest margin is computed using total net interest income adjusted for FTE. Refer to the Non-GAAP to GAAP Reconciliation on page 29 of this supplement.

CAPITAL MARKETS Quarterly, Unaudited

						1Q11 Change vs.
(Thousands)	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10

Income Statement
Net interest income	$5,574	$5,877	$8,584	$4,824	$2,364	(5)%	NM
Noninterest income:
Fixed income	83,194	86,106	106,908	91,849	105,270	(3)%	(21)%
Other	6,886	8,449	7,147	9,126	9,314	(18)%	(26)%

Total noninterest income	90,080	94,555	114,055	100,975	114,584	(5)%	(21)%
Noninterest expense	73,563	76,812	79,434	78,066	83,877	(4)%	(12)%

Income before income taxes	$22,091	$23,620	$43,205	$27,733	$33,071	(6)%	(33)%

Efficiency ratio (a)	76.91%	76.48%	64.77%	73.79%	71.72%
Fixed income average daily revenue	$1,342	$1,389	$1,670	$1,458	$1,726	(3)%	(22)%

Balance Sheet (millions)
Average trading inventory	$1,111	$1,118	$1,339	$1,086	$880	(1)%	26%
Average other earning assets	579	541	553	607	626	7%	(8)%
Total average earning assets	1,690	1,659	1,892	1,693	1,506	2%	12%
Total period end assets	2,256	1,529	2,637	3,414	2,394	48%	(6)%

Net interest margin (b)	1.32%	1.44%	1.84%	1.15%	0.63%

Certain previously reported amounts have been reclassified to agree with current presentation.
(a) Noninterest expense divided by total revenue.
(b) Net interest margin is computed using total net interest income adjusted for FTE. Refer to the Non-GAAP to GAAP Reconciliation on page 29 of this supplement.

CORPORATE Quarterly, Unaudited

						1Q11 Change vs.
(Thousands)	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10

Income Statement
Net interest income/(expense)	$(297)	$(2,064)	$(2,845)	$1,113	$5,557	(86)%	NM
Noninterest income	12,100	10,718	7,943	4,926	25,094	13%	(52)%
Securities gains/(losses), net	771	15,534	—	(1)	(188)	(95)%	NM
Noninterest expense	20,671	19,014	19,413	11,833	20,489	9%	1%

Income/(loss) before income taxes	$(8,097)	$5,174	$(14,315)	$(5,795)	$9,974	NM	NM

Average Balance Sheet (millions)
Average loans (a)	$159	$35	—	—	—	NM	NM
Total earning assets	$3,712	$4,051	$3,572	$3,502	$3,042	(8)%	22%
Net interest margin (b)	(.09)%	(.16)%	(.27)%	.12%	.66%

NM - Not meaningful
* Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.
(a) 1Q11 period-end balance is $151 million. First lien mortgage loans were recognized in 4Q10 through the exercise of cleanup calls for certain proprietary first lien securitization trusts.
(b) Net interest margin is computed using total net interest income adjusted for FTE. Refer to the Non-GAAP to GAAP Reconciliation on page 29 of this supplement.

NON-STRATEGIC Quarterly, Unaudited

						1Q11 Change vs.
(Thousands)	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10

Income Statement
Net interest income	$31,954	$33,143	$37,362	$37,948	$38,617	(4)%	(17)%
Noninterest income	27,195	13,432	51,657	63,310	34,551	NM	(21)%
Securities gains/(losses), net	26	147	(2,927)	75	(1,718)	NM	NM
Noninterest expense:
Repurchase and foreclosure provision	37,203	44,223	48,714	56,186	40,707	(16)%	(9)%
Other expenses	32,589	36,381	39,895	37,262	36,282	(10)%	(10)%

Total noninterest expense	69,792	80,604	88,609	93,448	76,989	(13)%	(9)%
Provision for loan losses	13,400	42,991	39,696	42,025	52,953	(69)%	(75)%

Loss before income taxes	$(24,017)	$(76,873)	$(42,213)	$(34,140)	$(58,492)	(69)%	(59)%

Average Balance Sheet (millions)
Loans	$5,474	$5,760	$6,101	$6,461	$6,902	(5)%	(21)%
Loans held for sale	290	299	304	312	317	(3)%	(9)%
Trading securities	35	36	38	50	57	(3)%	(39)%
Mortgage servicing rights	208	192	195	242	275	8%	(24)%
Other assets	348	339	321	280	282	3%	23%
Total assets	6,355	6,626	6,959	7,345	7,833	(4)%	(19)%
Escrow balances	351	520	564	565	583	(33)%	(40)%
Net interest margin (a)	2.20%	2.15%	2.28%	2.20%	2.10%
Efficiency ratio (b)	117.99%	173.06%	99.54%	92.29%	105.22%

Mortgage warehouse (millions)
Ending warehouse balance (loans held for sale)	$293	$290	$303	$306	$309	1%	(5)%

NM - Not meaningful
* Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.
(a) Net interest margin is computed using total net interest income adjusted for FTE. Refer to the Non-GAAP to GAAP Reconciliation on page 29 of this supplement.
(b) Noninterest expense divided by total revenue excluding securities gains/(losses).

NON-STRATEGIC: SERVICING
Quarterly, Unaudited

						1Q11 Change vs.
(Thousands)	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10

Servicing Income
Service fees	$20,827	$17,119	$21,351	$25,977	$27,677	22%	(25)%
Change in MSR value — runoff	(7,164)	(10,160)	(8,752)	(7,238)	(8,816)	(29)%	(19)%
Net hedging results	12,472	7,026	31,824	44,099	10,905	78%	14%

Total servicing income	$26,135	$13,985	$44,423	$62,838	$29,766	87%	(12)%

Key Servicing Metrics (millions) (a)
Beginning servicing portfolio	$27,787	$29,787	$31,973	$39,045	$40,685
Additions to portfolio, net of REO transfers	(301)	(332)	(409)	(440)	(373)
Prepayments	(836)	(1,448)	(1,231)	(978)	(995)
Amortization	(198)	(220)	(230)	(243)	(272)
Bulk sale	—	—	(316)	(5,411)	—
Ending servicing portfolio (b)	$26,452	$27,787	$29,787	$31,973	$39,045	(5)%	(32)%

Average servicing portfolio (b)	$26,862	$28,418	$30,523	$34,252	$39,543	(5)%	(32)%
Average loans serviced (#) (b)	152,083	158,743	170,931	193,795	224,374	(4)%	(32)%

Portfolio Product Mix (Average) (a)
GNMA	3%	3%	3%	2%	2%
FNMA/FHLMC	36%	36%	37%	40%	46%
Private	57%	57%	56%	54%	49%

Sub-Total	96%	96%	96%	96%	97%
Warehouse	4%	4%	4%	4%	3%

Total	100%	100%	100%	100%	100%

Other Portfolio Statistics
Weighted average base servicing fee — legacy mortgage banking (c)	34	34	34	34	35
Weighted average base servicing fee — legacy equity lending (HELOCs and ILs)	50	50	50	50	50

Servicing cost per loan (annualized) (d)	$121.47	$124.84	$97.68	$91.06	$76.62

Average mortgage trading securities	$35	$36	$38	$50	$57
Average MSR (millions)	208	192	195	242	275
Servicing book value (bps) (e) (f)	80	72	69	76	75

90+ Delinquency rate, excluding foreclosures (g)	11.57%	11.46%	10.93%	10.49%	11.99%

Change in MSR asset / average servicing asset	5%	(8)%	43%	66%	4%
Run-off rate (annualized)	15%	22%	18%	13%	12%

Certain previously reported items have been reclassified to agree with current presentation.
(a) Includes servicing of first liens, second liens, and HELOC.
(b) Includes loans serviced from FHN’s legacy mortgage banking business, legacy equity lending, and FHN’s portfolio loans. Excludes UPB of loans transferred that did not qualify for sales treatment.
(c) Includes weighted average fee of servicing asset and excess interest.
(d) Calculated based on fees charged by subservicer divided by average number of loans serviced during the quarter.
(e) Includes MSR and mortgage trading securities divided by total average servicing portfolio.
(f) For purposes of this calculation, average MSR excludes servicing transferred that did not qualify for sales treatment due to certain recourse provisions.
(g) Excludes delinquency rate of second liens and HELOC.

CAPITAL HIGHLIGHTS
Quarterly, Unaudited

						1Q11 Change vs.
(Dollars in thousands, except per share amounts)	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10

Tier 1 capital (a) (b)	$2,790,329	$2,812,471	$3,526,115	$3,499,759	$3,484,847	(1)%	(20)%
Tier 2 capital (a)	869,991	937,115	940,784	947,841	1,020,984	(7)%	(15)%

Total capital (a)	$3,660,320	$3,749,586	$4,466,899	$4,447,600	$4,505,831	(2)%	(19)%

Risk weighted assets (a)	$19,666,112	$20,102,775	$20,332,364	$20,837,537	$21,022,369	(2)%	(6)%
Tier 1 ratio (a)	14.19%	13.99%	17.34%	16.80%	16.58%
Tier 2 ratio (a)	4.42	4.66	4.63	4.54	4.85

Total capital ratio (a)	18.61%	18.65%	21.97%	21.34%	21.43%

Tier 1 common ratio (a) (c)	11.67%	11.53%	10.43%	10.07%	9.93%
Leverage ratio (a)	11.39%	10.96%	13.76%	13.74%	13.71%
Shareholders’ equity/assets ratio (d)	10.80%	10.84%	13.03%	12.52%	12.62%
Adjusted tangible common equity/RWA (a) (c) (e)	10.79%	10.66%	9.55%	9.21%	9.09%
Tangible common equity/tangible assets (c) (d)	8.91%	8.93%	7.96%	7.63%	7.67%
Tangible book value per common share (c) (d) (f)	$8.21	$8.31	$8.45	$8.39	$8.34
Book value per common share (d) (f)	$8.90	$9.05	$9.28	$9.23	$9.18

* Amount is less than one percent
Certain previously reported amounts have been reclassified to agree with current presentation.
(a) Current quarter is an estimate.
(b) 1Q11 and 4Q10 include $200 million of tier 1 qualifying trust preferred securities; prior quarters included $300 million.
(c) Refer to the Non-GAAP to GAAP Reconciliation on page 29 of this financial supplement.
(d) Calculated on period-end balances.
(e) See Glossary of Terms for definition of ratio.
(f) Shares restated for stock dividends distributed through January 1, 2011.

ASSET QUALITY: CONSOLIDATED
Quarterly, Unaudited

						1Q11 Change vs.
(Thousands)	1Q11	4Q10	3Q10	2Q10	1Q10	4Q10	1Q10

Allowance for Loan Losses Walk-Forward
Beginning reserve	$664,799	$719,899	$781,269	$844,060	$896,914	(8)%	(26)%
Adjustment due to amendments of ASC 810 (a)	—	—	—	—	24,578	NM	NM
Provision	1,000	45,000	50,000	70,000	105,000	(98)%	(99)%
Charge-offs	(87,352)	(110,797)	(125,801)	(145,988)	(193,955)	21%	55%
Recoveries	10,681	10,697	14,431	13,197	11,523	*	(7)%

Ending balance (Restricted — $39.8 million) (b)	$589,128	$664,799	$719,899	$781,269	$844,060	(11)%	(30)%

Reserve for unfunded commitments	14,371	14,253	13,838	16,077	18,737	1%	(23)%
Total allowance for loan losses plus reserve for unfunded commitments	$603,499	$679,052	$733,737	$797,346	$862,797	(11)%	(30)%

Allowance for Loan Losses
Regional Banking	$310,470	$349,572	$382,246	$411,537	$420,922	(11)%	(26)%
Non-Strategic	278,658	315,227	337,653	369,732	423,139	(12)%	(34)%
Corporate (c)	NM	NM	N/A	N/A	N/A	NM	NM

Total allowance for loan losses	$589,128	$664,799	$719,899	$781,269	$844,061	(11)%	(30)%

Non-Performing Assets
Regional Banking
Nonperforming loans	$317,109	$326,986	$358,176	$321,394	$329,600	(3)%	(4)%
Foreclosed real estate	33,134	30,138	38,771	28,412	27,935	10%	19%

Total Regional Banking	$350,243	$357,124	$396,947	$349,806	$357,535	(2)%	(2)%

Non-Strategic
Nonperforming loans — including held for sale (d)	$406,305	$398,422	$437,595	$469,136	$598,607	2%	(32)%
Foreclosed real estate	61,281	80,398	84,700	80,860	85,072	(24)%	(28)%

Total Non-Strategic	$467,586	$478,820	$522,295	$549,996	$683,679	(2)%	(32)%

Corporate
Nonperforming loans	$1,140	$558	N/A	N/A	N/A	NM	NM

Total nonperforming assets	$818,969	$836,502	$919,242	$899,802	$1,041,214	(2)%	(21)%

Net Charge-Offs
Regional Banking	$26,703	$34,683	$39,595	$37,359	$59,032	(23)%	(55)%
Non-Strategic	49,968	65,417	71,775	95,432	123,400	(24)%	(60)%

Total net charge-offs	$76,671	$100,100	$111,370	$132,791	$182,432	(23)%	(58)%

Consolidated Key Ratios (e)
NPL %	3.99%	3.85%	4.31%	4.31%	5.02%
NPA %	4.55	4.48	5.00	4.92	5.63
Net charge-offs %	1.90	2.38	2.63	3.10	4.13
Allowance / loans	3.69	3.96	4.22	4.55	4.83
Allowance / NPL	0.92x	1.03x	0.98x	1.06x	0.96x
Allowance / NPA	0.81x	0.88x	0.84x	0.92x	0.85x
Allowance / charge-offs	1.92x	1.66x	1.62x	1.47x	1.16x

Other
Loans past due 90 days or more (f)	$125,989	$128,653	$155,532	$144,840	$167,191	(2)%	(25)%
Guaranteed portion (f)	37,858	39,883	38,397	35,809	46,957	(5)%	(19)%
Foreclosed real estate from government insured loans	15,711	14,865	15,888	13,276	9,054	6%	74%
Period-end loans, net of unearned income (millions)	15,972	16,783	17,059	17,154	17,484	(5)%	(9)%
Remaining unfunded commitments (millions)	8,285	7,905	8,071	8,148	8,575	5%	(3)%

N/A — Not applicable
NM — Not meaningful
* Amount is less than one percent.
(a) See Glossary of Terms for definition of ASC 810 adjustment.
(b) Restricted balances parenthetically presented are as of March 31, 2011. See Glossary of Terms for definition of restricted balances.
(c) The valuation adjustment taken at the time of repurchase continues to reflect probable incurred losses.
(d) 1Q11 includes $87.4 million of loans held for sale.
(e) See Glossary of Terms for definitions of Consolidated Key Ratios.
(f) Includes loans held for sale.

ASSET QUALITY: CONSOLIDATED
Quarterly, Unaudited

											1Q11 Change vs.
	1Q11		4Q10		3Q10		2Q10		1Q10		4Q10	1Q10

Key Portfolio Details
C&I
Period-end loans ($ millions)	$6,808		$7,338		$7,337		$7,004		$6,856		(7)%	(1)%

30+ Delinq. % (a)	0.46%		0.36%		0.68%		1.02%		1.02%
NPL %	3.13		2.92		3.34		2.93		2.86
Charge-offs % (qtr. annualized)	0.59		0.79		1.34		1.16		1.67

Allowance / loans %	3.24%		3.26%		3.54%		3.96%		4.28%
Allowance / charge-offs	5.46	x	4.17	x	2.76	x	3.54	x	2.60	x

Income CRE
Period-end loans ($ millions)	$1,398		$1,407		$1,519		$1,610		$1,674		*	(17)%

30+ Delinq. % (a)	1.12%		1.20%		2.04%		1.31%		3.11%
NPL %	10.07		10.06		10.13		9.78		10.81
Charge-offs % (qtr. annualized)	2.23		3.66		1.96		3.04		4.37

Allowance / loans %	7.05%		8.87%		9.46%		9.00%		8.62%
Allowance / charge-offs	3.11	x	2.31	x	4.68	x	2.93	x	1.94	x

Residential CRE
Period-end loans ($ millions)	$221		$264		$324		$397		$528		(16)%	(58)%

30+ Delinq. % (a)	5.08%		3.19%		0.93%		2.49%		3.89%
NPL %	42.19		42.04		46.45		44.52		49.38
Charge-offs % (qtr. annualized)	4.89		6.60		5.07		17.97		21.19

Allowance / loans %	11.30%		11.51%		11.99%		13.47%		9.69%
Allowance / charge-offs	2.05	x	1.50	x	2.12	x	0.63	x	0.41	x

Consumer Real Estate
Period-end loans ($ millions)	$5,487		$5,618		$5,788		$5,936		$6,084		(2)%	(10)%

30+ Delinq. % (a)	1.73%		2.30%		2.33%		2.19%		2.21%
NPL %	0.69		0.58		0.46		0.35		0.30
Charge-offs % (qtr. annualized)	2.47		2.97		3.11		2.69		2.91

Allowance / loans %	2.60%		2.67%		2.64%		2.74%		2.87%
Allowance / charge-offs	1.04	x	0.89	x	0.84	x	1.01	x	0.97	x

Permanent Mortgage
Period-end loans ($ millions)	$1,038		$1,087		$969		$1,019		$1,068		(5)%	(3)%

30+ Delinq. % (a)	5.47%		5.16%		5.43%		4.95%		6.29%
NPL %	12.64		11.27		12.76		12.17		11.09
Charge-offs % (qtr. annualized)	3.31		3.61		5.65		5.84		10.44

Allowance / loans %	5.04%		5.49%		6.08%		6.89%		7.86%
Allowance / charge-offs	1.49	x	1.68	x	1.06	x	1.16	x	0.75	x

Credit Card and Other (b)
Period-end loans ($ millions)	$298		$312		$326		$355		$403		(4)%	(26)%

30+ Delinq. % (a)	1.34%		1.43%		1.90%		1.32%		2.12%
NPL %	5.12		6.18		9.31		15.05		24.91
Charge-offs % (qtr. annualized)	4.37		6.05		4.81		11.54		17.52

Allowance / loans %	3.36%		4.13%		5.49%		6.42%		9.21%
Allowance / charge-offs	0.76	x	0.67	x	1.10	x	0.53	x	0.45	x

Restricted Real Estate Loans (c)
Period-end loans ($ millions) (d)	$722		$757		$797		$834		$870		(5)%	(17)%

30+ Delinq. % (a)	2.94%		3.44%		3.73%		3.52%		3.72%
NPL %	0.75		0.82		0.67		0.23		0.19
Charge-offs % (qtr. annualized)	5.01		5.76		5.80		6.23		4.78

Allowance / loans %	5.52%		6.26%		6.01%		6.01%		6.87%
Allowance / charge-offs	1.07	x	1.06	x	1.01	x	0.94	x	1.40	x

* Amount is less than one percent
(a) 30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
(b) Select remaining OTC amounts: PE loans: $15.1 million; NPL: 100%; Allowance: $2.6 million; 1Q11 Net Charge-offs: $1.2 million.
(c) Prior to 1Q10, certain amounts were included in Consumer Real Estate.
(d) 1Q11 includes $672.4 million of consumer real estate loans and $49.9 million of permanent mortgage loans.

ROLLFORWARDS OF NONPERFORMING LOANS AND ORE INVENTORY
Unaudited

(Millions)	1Q11	4Q10	3Q10	2Q10	1Q10

NPL Rollforward (a)
Beginning NPLs	$486	$580	$593	$739	$784
+ Additions	46	54	98	96	182
+ Principal Increase	4	3	7	19	13
- Resolutions and payments	(47)	(97)	(46)	(161)	(113)
- Net Charge-Offs	(22)	(34)	(37)	(60)	(95)
- Transfer to OREO	(3)	(14)	(35)	(39)	(32)
- Upgrade to Accrual	(2)	(6)	—	(1)	—

Ending NPLs	$462	$486	$580	$593	$739

(a) Includes Commercial and One-Time Close Portfolios only.

(Millions)	1Q11	4Q10	3Q10	2Q10	1Q10

ORE Inventory Rollforward (b)
Beginning balance	$110.5	$123.4	$109.3	$113.0	$113.7
Valuation adjustments	(5.0)	(4.2)	(4.6)	(3.4)	(5.9)

Adjusted balance	$105.5	$119.2	$104.7	$109.6	$107.8
+ New OREO	16.1	29.4	50.6	53.4	47.1
+ Capitalized expenses	0.6	1.0	0.7	0.9	1.6
Disposals:
- Single transactions	(27.4)	(39.0)	(31.1)	(52.6)	(43.5)
- Bulk sales	—	(0.1)	(1.5)	(2.0)	—
- Auctions	(0.4)	—	—	—	—

Ending balance	$94.4	$110.5	$123.4	$109.3	$113.0

(b) OREO excludes foreclosed assets related to government insured mortgages.

ASSET QUALITY: REGIONAL BANKING
Quarterly, Unaudited

											1Q11 Change vs.
	1Q11		4Q10		3Q10		2Q10		1Q10		4Q10	1Q10

Total Regional Banking
Period-end loans ($ millions)	$10,486		$11,040		$11,147		$10,902		$10,776		(5)%	(3)%

30+ Delinq. % (a)	0.84%		0.85%		1.03%		1.17%		1.31%
NPL %	3.02		2.96		3.21		2.95		3.06
Charge-offs % (qtr. annualized)	1.02		1.26		1.46		1.40		2.19

Allowance / loans %	2.96%		3.17%		3.43%		3.78%		3.91%
Allowance / charge-offs	2.91	x	2.52	x	2.41	x	2.75	x	1.78	x

Key Portfolio Details C&I
Period-end loans ($ millions)	$6,227		$6,750		$6,745		$6,406		$6,218		(8)%	*

30+ Delinq. % (a)	0.48%		0.40%		0.55%		1.11%		1.13%
NPL %	2.39		2.36		2.70		2.10		2.17
Charge-offs % (qtr. annualized)	0.65		0.84		1.47		1.26		1.82

Allowance / loans %	2.77%		2.80%		3.07%		3.57%		3.91%
Allowance / charge-offs	4.27	x	3.40	x	2.20	x	2.95	x	2.17	x

Income CRE
Period-end loans ($ millions)	$1,278		$1,271		$1,358		$1,434		$1,454		1%	(12)%

30+ Delinq. % (a)	1.23%		1.06%		2.00%		1.14%		1.96%
NPL %	8.04		7.62		7.30		7.33		6.90
Charge-offs % (qtr. annualized)	1.91		2.30		1.63		1.64		2.57

Allowance / loans %	6.93%		8.53%		8.76%		8.26%		7.97%
Allowance / charge-offs	3.59	x	3.56	x	5.20	x	5.04	x	3.09	x

Residential CRE
Period-end loans ($ millions)	$142		$169		$193		$220		$259		(16)%	(45)%

30+ Delinq. % (a)	7.35%		4.98%		1.48%		1.47%		2.64%
NPL %	36.09		34.98		37.02		35.49		35.04
Charge-offs % (qtr. annualized)	5.53		9.18		5.50		9.92		20.80

Allowance / loans %	13.51%		13.15%		13.47%		15.40%		10.78%
Allowance / charge-offs	2.19	x	1.29	x	2.27	x	1.41	x	0.48	x

Consumer Real Estate
Period-end loans ($ millions)	$2,554	$2,555		$2,553		$2,537		$2,542		*	*

30+ Delinq. % (a)	1.07%	1.58%		1.61%		1.28%		1.23%
NPL %	0.54	0.46		0.21		0.13		0.13
Charge-offs % (qtr. annualized)	1.03	0.91		0.77		0.54		0.67

Allowance / loans %	0.91%	0.87%		0.82%		0.83%		0.94%
Allowance / charge-offs	0.88x	0.96	x	1.08	x	1.54	x	1.39	x

Credit Card, Permanent Mortgage, and Other
Period-end loans ($ millions)	$285		$295		$299		$305		$302		(3)%	(6)%

30+ Delinq. % (a)	1.57%		1.65%		1.97%		1.48%		1.60%
NPL %	0.12		0.05		0.06		0.09		0.13
Charge-offs % (qtr. annualized)	2.31		4.16		3.42		3.56		3.53

Allowance / loans %	2.51%		2.67%		3.15%		3.14%		3.47%
Allowance / charge-offs	1.08	x	0.64	x	0.91	x	0.88	x	0.96	x

ASSET QUALITY: CORPORATE
Permanent Mortgage
Period-end loans ($ millions)	$151	$168	N/A	N/A	N/A	(10)%	NM

30+ Delinq. % (a)	1.98%	2.46%	N/A	N/A	N/A
NPL %	0.76	0.33	N/A	N/A	N/A
Charge-offs % (qtr. annualized)	NM	NM	N/A	N/A	N/A

Allowance / loans %	NM	NM	N/A	N/A	N/A
Allowance / charge-offs	NM	NM	N/A	N/A	N/A

* Amount is less than one percent
NM – Not meaningful
N/A – Not applicable
Certain previously reported amounts have been reclassified to agree with current presentation.
(a) 30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

ASSET QUALITY: NON-STRATEGIC
Quarterly, Unaudited

												1Q11 Change vs.
	1Q11		4Q10			3Q10		2Q10		1Q10		4Q10	1Q10

Total Non-Strategic Lending
Period-end loans ($ millions)	$5,336		$5,575			$5,913		$6,252		$6,708		(4)%	(20)%

30+ Delinq. % (a)	2.69%		3.05%			3.27%		3.03%		3.64%
NPL %	5.98		5.73			6.38		6.69		8.16
Charge-offs % (qtr. annualized)	3.65		4.54			4.71		5.91		7.15

Allowance / loans %	5.22%		5.65%			5.71%		5.91%		6.31%
Allowance / charge-offs	1.39	x	1.20		x	1.18	x	0.97	x	0.86	x

Key Portfolio Details C&I (b)
Period-end loans ($ millions)	$582		$588			$592		$598		$638		(1)%	(9)%

30+ Delinq. % (a)	0.17%		—%			2.14%		0.08%		0.03%
NPL %	11.11		9.33			10.63		11.77		9.66
Charge-offs % (qtr. annualized)	0.01		0.30			—		0.15		0.08

Allowance / loans %	8.31%		8.62%			8.91%		8.09%		7.92%
Allowance / charge-offs	NM		28.34	x		NM		53.49	x	106.43	x

Income CRE
Period-end loans ($ millions)	$120		$136			$161		$176		$220		(12)%	(45)%

30+ Delinq. % (a)	—%		2.55%			2.31%		2.66%		10.76%
NPL %	31.62		32.84			33.97		29.72		36.67
Charge-offs % (qtr. annualized)	5.36		15.73			4.61		13.16		15.38

Allowance / loans %	8.29%		11.96%			15.31%		15.01%		12.96%
Allowance / charge-offs	1.42	x	0.69	x		3.16	x	1.02	x	0.77	x

Residential CRE
Period-end loans ($ millions)	$79		$95			$131		$177		$269		(17)%	(71)%

30+ Delinq. % (a)	0.98%		—%			0.13%		3.74%		5.09%
NPL %	53.26		54.60			60.36		55.73		63.23
Charge-offs % (qtr. annualized)	3.76		2.53			4.47		26.50		21.54

Allowance / loans %	7.28%		8.59%			9.80%		11.07%		8.63%
Allowance / charge-offs	1.67	x	2.71	x		1.87	x	0.32	x	0.35	x

Consumer Real Estate
Period-end loans ($ millions)	$2,933		$3,062			$3,235		$3,398		$3,542		(4)%	(17)%

30+ Delinq. % (a)	2.30%		2.90%			2.91%		2.87%		2.91%
NPL %	0.82		0.68			0.65		0.52		0.42
Charge-offs % (qtr. annualized)	3.68		4.64			4.89		4.26		4.50

Allowance / loans %	4.08%		4.18%			4.08%		4.17%		4.25%
Allowance / charge-offs	1.08	x	0.88	x		0.81	x	0.96	x	0.92	x

Permanent Mortgage
Period-end loans ($ millions)	$864		$894			$944		$993		$1,040		(3)%	(17)%

30+ Delinq. % (a)	6.09%		5.66%			5.50%		4.98%		6.33%
NPL %	15.04		13.62			13.08		12.46		11.34
Charge-offs % (qtr. annualized)	4.00		3.85			5.84		6.00		10.71

Allowance / loans %	5.99%		6.62%			6.21%		7.01%		8.00%
Allowance / charge-offs	1.48	x	1.67	x		1.04	x	1.15	x	0.74	x

Other Consumer (c)
Period-end loans ($ millions)	$36		$41			$52		$76		$129		(13)%	(72)%

30+ Delinq. % (a)	1.92%		2.19%			2.02%		1.50%		3.90%
NPL %	42.03		46.75			58.04		70.47		78.20
Charge-offs % (qtr. annualized)	17.76		15.12			8.88		33.48		37.55

Allowance / loans %	9.53%		13.13%			16.92%		18.24%		21.26%
Allowance / charge-offs	0.53	x	0.79	x		1.58	x	0.43	x	0.38	x

Restricted Real Estate Loans
Period-end loans ($ millions) (d)	$722		$757			$797		$834		$870		(5)%	(17)%

30+ Delinq. % (a)	2.94%		3.44%			3.73%		3.52%		3.72%
NPL %	0.75		0.82			0.67		0.23		0.19
Charge-offs % (qtr. annualized)	5.01		5.76			5.80		6.23		4.78

Allowance / loans %	5.52%		6.26%			6.01%		6.01%		6.87%
Allowance / charge-offs	1.07	x	1.06	x		1.01	x	0.94	x	1.40	x

(a) 30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
(b) Includes trust preferred loan portfolio and other exited businesses.
(c) Select remaining OTC amounts: PE loans: $15.1 million; NPL: 100%; Allowance: $2.6 million; 1Q11 Net Charge-offs: $1.2 million.
(d) 1Q11 includes $672.4 million of consumer real estate loans and $49.9 million of permanent mortgage loans.

ASSET QUALITY: PORTFOLIO METRICS Unaudited

C&I Portfolio: $6.8 Billion (42.6% of Total Loans)

% OS

General Corporate, Commercial, and Business Banking Loans	84.8%
Mortgage Warehouse Line Balances	5.6%
Trust Preferred Loans	6.3%
Bank Holding Company Lending	3.3%

Income CRE Portfolio: $1.4 Billion (8.8% of Total Loans)

Top 10 States as of March 31, 2011	% NPL	% OS

Tennessee	6.5%	50.9%
North Carolina	13.7%	8.3%
Georgia	2.1%	6.9%
Florida	34.1%	5.6%
Mississippi	12.1%	4.0%
Texas	24.3%	4.0%
South Carolina	2.2%	3.7%
California	22.4%	3.1%
West Virginia	—%	3.0%
Indiana	—%	2.0%

Consumer Real Estate (primarily Home Equity) Portfolio: $6.2 Billion (38.6% of Total Loans) (a)

Origination LTV and FICO for Portfolio as of March 31, 2011	Loan-to-Value
(excludes whole loan insurance)	<=80%	80% - 90%	>90%

FICO score greater than or equal to 740	32.0%	15.0%	5.9%
FICO score 720-739	6.7%	4.4%	2.0%
FICO score 700-719	6.7%	4.1%	2.1%
FICO score 660-699	7.5%	3.9%	3.2%
FICO score 620-659	2.3%	1.3%	1.2%
FICO score less than 620	0.8%	0.3%	0.6%

Consumer Real Estate Portfolio Detail:

		Origination Characteristics					NCO’s %
Vintage	Balance %	CLTV	FICO	% Broker (b)	% TN	% 1st lien	QTD

pre-2003	5%	76%	718	15%	47%	34%	1.24%
2003	8%	75%	730	16%	33%	41%	1.02%
2004	13%	79%	726	28%	23%	27%	2.43%
2005	19%	80%	731	19%	18%	16%	5.30%
2006	16%	77%	735	6%	24%	18%	3.79%
2007	18%	79%	739	15%	27%	19%	3.72%
2008	8%	75%	749	8%	73%	53%	2.10%
2009	5%	72%	754	—%	87%	60%	0.24%
2010	7%	79%	752	—%	92%	73%	0.11%
2011	2%	82%	754	—%	92%	82%	—%
Total	100%	78%	736 (c)	13%	38%	32%	2.78%

(a)	Consumer Real Estate portfolio includes $672.4 of restricted real estate loans.
(b)	Correspondent and Wholesale.
(c)	736 average portfolio origination FICO; 727 weighted average portfolio FICO (refreshed).

Permanent Mortgage Portfolio: $1.1 Billion (6.8% of Total Loans) (a) (b) (c)

Top 10 States as of March 31, 2011	Del. %	% OS

California	15.1%	23.5%
Texas	17.9%	9.8%
Washington	14.7%	7.5%
Virginia	7.5%	5.5%
Arizona	32.5%	4.8%
Oregon	34.4%	4.0%
Florida	44.2%	4.0%
Maryland	10.2%	3.8%
Utah	28.1%	3.6%
Tennessee	6.8%	3.1%

(a)	Permanent Mortgage portfolio includes $49.9 of restricted real estate loans.
(b)	Documentation type: 64% full doc; 32% stated; 4% other.
(c)	Product type: 66% jumbo; 19% Alt A; 15% other.

ASSET QUALITY: PROCESS HIGHLIGHTS

Product	Current Process

Commercial Loans (Real Estate / C&I)
Risk Grading

Reserves are established using historical loss factors by grade level. Relationship managers risk rate each loan using grades that reflect both the probability of default and estimated loss in the event of default. Loans with emerging weaknesses receive increased oversight through our Watch List process.

Watch List Process

For new Watch List loans, senior credit management reviews risk grade appropriateness and action plans. After initial identification, relationship managers prepare regular updates for review and discussion by more senior business line and credit officers. This oversight is intended to bring consistent grading and allow timely identification of loans that need to be further downgraded or placed on non-accrual status.

Classified and Non-Accruals

When a loan becomes classified, the asset generally transfers to the specialists in our Loan Rehab and Recovery group where the accounts receive more active management and detailed monitoring; at this time, new appraisals are typically ordered for real estate collateral dependent credits. Loans are placed on non-accrual status if it becomes evident that full collection of principal and interest is at risk, or if loans become 90 days or more past due.

Impairment Assessment

Generally, classified non-accrual loans over $1 million are deemed to be impaired in accordance with GAAP and are assessed for impairment measurement. For impaired assets viewed as collateral dependent, fair value estimates are obtained from a recently received and reviewed appraisal. Appraised values are adjusted down for costs associated with asset disposal and for our estimate of any further deterioration in values since the most recent appraisal. Upon the determination of impairment, we charge off the full difference between book value and our best estimate of the asset’s net realizable value. For assets evaluated using a discounted cash flow methodology, loans are discounted using the applicable note rate, and typically reserves are maintained.

Home Equity Loans and Lines
For home equity loans and lines, reserve levels are established through the use of segmented roll rate models. Loans are classified substandard at 90 days delinquent. Our collateral position is assessed prior to the asset becoming 180 days delinquent. If the value does not support foreclosure, balances are charged off and other avenues of recovery are pursued. If the value supports foreclosure, the loan is charged down to net realizable value and is placed on non-accrual status. When collateral is taken to OREO, the asset is assessed for further write-down to a percentage of appraised value.

GLOSSARY OF TERMS

Adjusted Tangible Equity/RWA: Shareholders’ equity excluding intangible assets and unrealized gains/losses on available for sale securities and cash flow hedges divided by risk weighted assets.
ASC 810 Adjustment: Adjustment to reflect the initial application of Accounting Standards Update No. 2009-17, which includes the initial effects of consolidating previously off-balance sheet securitization trusts. The net impact of initial adoption was offset through a cumulative effect adjustment to undivided profits.
Core Business Segments: Management treats regional banking, capital markets, and corporate as FHN’s core businesses. Non-strategic has significant legacy assets and operations that are being wound down.
Individually Impaired Loans: Commercial loans over $1 million that are not expected to pay all contractually due principal and interest and consumer loans that have experienced a troubled debt restructuring and are individually evaluated for impairment. The estimated loss on these loans is determined using a discounted cash flow (“DCF”) methodology or the estimated fair value of the underlying collateral less costs to sell, if the loan is considered collateral dependent. In accordance with accounting requirements, DCF loans are discounted using the applicable note rate, and typically reserves are maintained for DCF loans. Collateral dependent loans are generally charged off to the estimate of collateral value less cost to sell leaving no associated reserve.
Lower of Cost or Market (LOCOM): A method of accounting for certain assets by recording them at the lower of their historical cost or their current market value.
Reg E Opt-In: The 2010 requirement by Federal Reserve Board Regulation E that consumer customers of banks must elect, or opt-in, to continue to be eligible for fee-based overdraft protection services regarding debit card and ATM transactions. Consumer customers who do not opt-in cannot be charged fees for such services and will not receive such services.
Restricted Balances: Assets of a consolidated variable interest entity that can be used only to settle obligations of the consolidated variable interest entity and liabilities of a consolidated variable interest entity for which creditors (or beneficial interest holders) do not have recourse to the general credit of the primary beneficiary.
Troubled Debt Restructuring (TDR): A restructuring of debt whereby a creditor for economic or legal reasons related to the borrower’s financial difficulties grants a concession to the borrower that it would not otherwise consider. Such concession is granted in an attempt to protect as much of the creditor’s investment as possible by increasing the probability of repayment.

Asset Quality — Consolidated Key Ratios

NPL %: Ratio is nonperforming loans in the loan portfolio to total period end loans.
NPA %: Ratio is nonperforming assets related to the loan portfolio to total period end loans plus foreclosed real estate and other assets.
Net charge-offs %: Ratio is annualized net charge-offs to total average loans.
Allowance / loans: Ratio is allowance for loan losses to total period end loans.
Allowance to loans excluding insured loans: Ratio is allowance for loan losses to total period end loans excluding insured loans.
Allowance / NPL: Ratio is allowance for loan losses to nonperforming loans in the loan portfolio.
Allowance / NPA: Ratio is allowance for loan losses to nonperforming assets related to the loan portfolio.
Allowance / charge-offs: Ratio is allowance for loan losses to annualized net charge-offs.

NON-GAAP to GAAP RECONCILIATION Quarterly, Unaudited

(Thousands)	1Q11	4Q10	3Q10	2Q10	1Q10

Tangible Common Equity (Non-GAAP)
(A) Total equity (GAAP)	$2,640,057	$2,678,005	$3,306,888	$3,287,233	$3,270,942
Less: Preferred stock capital surplus — CPP	—	—	810,974	806,856	802,760
Less: Noncontrolling interest (a)	295,165	295,165	295,165	295,165	295,165

(B) Total common equity	2,344,892	2,382,840	2,200,749	2,185,212	2,173,017
Less: Intangible assets (GAAP) (b)	183,625	195,061	196,443	197,825	199,207

(C) Tangible common equity (Non-GAAP)	2,161,267	2,187,779	2,004,306	1,987,387	1,973,810
Less: Unrealized gains on AFS securities, net of tax	39,338	45,366	61,836	68,189	63,271

(D) Adjusted tangible common equity (Non-GAAP) (c)	$2,121,929	$2,142,413	$1,942,470	$1,919,198	$1,910,539

Tangible Assets (Non-GAAP)
(E) Total assets (GAAP)	$24,438,344	$24,698,952	$25,384,181	$26,254,226	$25,923,576
Less: Intangible assets (GAAP) (b)	183,625	195,061	196,443	197,825	199,207

(F) Tangible assets (Non-GAAP)	$24,254,719	$24,503,891	$25,187,738	$26,056,401	$25,724,369

Period-end Shares Outstanding
(G) Period-end shares outstanding	263,335	263,366	237,061	236,840	236,585

Tier 1 Common (Non-GAAP)
(H) Tier 1 capital (d) (e)	$2,790,329	$2,812,471	$3,526,115	$3,499,759	$3,484,847
Less: Preferred stock capital surplus — CPP	—	—	810,974	806,856	802,760
Less: Noncontrolling interest — FTBNA preferred stock (a) (f)	294,816	294,816	294,816	294,816	294,816
Less: Trust preferred (g)	200,000	200,000	300,000	300,000	300,000

(I) Tier 1 common (Non-GAAP)	$2,295,513	$2,317,655	$2,120,325	$2,098,087	$2,087,271

Risk Weighted Assets
(J) Risk weighted assets (d) (e)	$19,666,112	$20,102,775	$20,332,364	$20,837,537	$21,022,369

Ratios
(C)/(F) Tangible common equity to tangible assets (TCE/TA) (Non-GAAP)	8.91%	8.93%	7.96%	7.63%	7.67%
(A)/(E) Total equity to total assets (GAAP)	10.80%	10.84%	13.03%	12.52%	12.62%
(C)/(G) Tangible book value per common share (Non-GAAP)	$8.21	$8.31	$8.45	$8.39	$8.34
(B)/(G) Book value per common share (GAAP)	$8.90	$9.05	$9.28	$9.23	$9.18
(I)/(J) Tier 1 common ratio (Non-GAAP)	11.67%	11.53%	10.43%	10.07%	9.93%
(H)/(E) Tier 1 capital to total assets (GAAP)	11.42%	11.39%	13.89%	13.33%	13.44%
(D)/(J) Adjusted tangible common equity to risk weighted assets (TCE/RWA) (Non-GAAP) (c)	10.79%	10.66%	9.55%	9.21%	9.09%

Net interest income adjusted for impact of FTE (Non-GAAP)
Regional Banking
Net interest income (GAAP)	$135,524	$145,280	$143,042	$138,179	$133,857
Fully taxable equivalent (“FTE”) adjustment	1,243	924	664	425	321

Net interest income adjusted for impact of FTE (Non-GAAP)	$136,767	$146,204	$143,706	$138,604	$134,178

Capital Markets
Net interest income (GAAP)	$5,574	$5,877	$8,584	$4,824	$2,364
Fully taxable equivalent (“FTE”) adjustment	72	71	66	66	79

Net interest income adjusted for impact of FTE (Non-GAAP)	$5,646	$5,948	$8,650	$4,890	$2,443

Corporate
Net interest income/(expense) (GAAP)	$(297)	$(2,064)	$(2,845)	$1,113	$5,557
Fully taxable equivalent (“FTE”) adjustment	71	53	59	35	36

Net interest income adjusted for impact of FTE (Non-GAAP)	$(226)	$(2,011)	(2,786)	$1,148	$5,593

Non-Strategic
Net interest income (GAAP)	$31,954	$33,143	$37,362	$37,948	$38,617
Fully taxable equivalent (“FTE”) adjustment	—	—	—	—	—

Net interest income adjusted for impact of FTE (Non-GAAP)	$31,954	$33,143	$37,362	$37,948	$38,617

Total Consolidated
Net interest income (GAAP)	$172,755	$182,236	$186,143	$182,064	$180,395
Fully taxable equivalent (“FTE”) adjustment	1,386	1,048	789	526	436

Net interest income adjusted for impact of FTE (Non-GAAP)	$174,141	$183,284	$186,932	$182,590	$180,831

(a)	Included in total equity on the consolidated balance sheet.
(b)	Includes goodwill and other intangible assets, net of amortization.
(c)	See Glossary of Terms for definition of ratio.
(d)	Current quarter is an estimate.
(e)	Defined by and calculated in conformity with bank regulations.
(f)	Represents FTBNA preferred stock included in noncontrolling interest.
(g)	Included in term borrowings on the consolidated balance sheet.

1 First Horizon National Corporation First Quarter 2011 Earnings April 21, 2011

2 Portions of this presentation use non-GAAP financial information. Each of those portions is so noted, and a reconciliation of that non-GAAP information to comparable GAAP information is provided in a footnote or in the appendix at the end of this presentation. This presentation contains forward-looking statements, which may include guidance, involving significant risks and uncertainties which will be identified by words such as "believe","expect","anticipate","intend","estimate", "should","is likely","will","going forward" and other expressions that indicate future events and trends and may be followed by or reference cautionary statements. A number of factors could cause actual results to differ materially from those in the forward-looking information. These factors are outlined in our recent earnings and other press releases and in more detail in the most current 10-Q and 10-K. First Horizon disclaims any obligation to update any of the forward-looking statements that are made from time to time to reflect future events or developments.

3 Strategic Progress in 1Q11 Solid Regional Banking Franchise Strong Capital Markets Business Strengthened Balance Sheet Strong Capital Position1 Ability to Execute Proactive on Asset Quality Refocusing on Core Businesses All data is 1Q11 compared to 4Q10 unless otherwise noted. 1Tier 1, Tier 1 Common, TCE+Reserves/Risk Weighted Assets: current quarter is estimate; Tier 1 Common, TCE, & TA, TCE+Reserves/Risk Weighted Assets are non-GAAP numbers, and a reconciliation is provided in the appendix. 2Average commercial loans in regional bank, excluding loans to mortgage companies, totaled $7.3B in 1Q11 and $7.2B in 4Q10. Pre-tax income of $64mm, up 4% Regional Banking average core deposits flat Growth in average Regional Banking commercial loans of 1%, excluding decline in loans to mortgage companies2 Regional Banking average loans down 4% Fixed income average daily revenue of $1.3mm Consolidated average core deposits down 1%; decline driven by our exit from the TAG program Non-Strategic average loans decreased 5% or $286mm Consolidated NIM up 4bps Average assets at $24.6B Tier 1 ratio at 14.2% Tier 1 Common at 11.7% TCE + Reserves at 14.0% TCE/TA at 8.9% Provision expense decreased to $1mm NCOs dropped 23% NPAs down 2% Consolidated expenses down 4% Mortgage repurchase provision down 16% Identified over $100mm in efficiencies and executed $50mm Focused on Productivity and Efficiency

4 Financial Results

5 First Quarter 2011 Financial Highlights Significant Items ($ Millions) Pre-Tax 4Q10 Impact 1Q11 1Q11 Comments Restructuring, Repositioning, and Efficiency Initiatives $(5.4) $(13.6) Includes $2.3mm of employee compensation expense associated with severance and $10.1mm goodwill write down related to First Horizon Insurance in discontinued operations; $11.1mm tax benefits resulting from contracted sale of FHI Redemption of $100mm TRUPs NA $5.8 Gain resulting from redemption of FHN's subordinated debentures (TRUPs - 8.07%) Reduction of Visa Contingent Liability $8.0 $3.3 Reversal of a portion of the contingent liability for certain Visa legal matters Net income available to common shareholders of $40mm, diluted EPS of $0.15 Net income from continuing operations of $42mm Core Businesses1 pre-tax income of $78mm Consolidated pre-tax income of $54mm Loan loss provision of $1mm, decreased for eighth consecutive quarter Net charge-offs down for seventh consecutive quarter NPAs down 2% linked quarter Loan loss reserve decrease of $76mm linked quarter Mortgage repurchase provision expense decreased to $37mm, declined for third consecutive quarter Pipeline declined modestly from $534mm to $529mm linked quarter Reserve flat to 4Q10 at $183mm Rescission and severity rates remain steady Capital ratios remain strong after TARP repayment and successful common equity offering Tier 1 Common at 11.7% and TCE/TA to 8.9%2 1Core businesses include Regional Banking, Capital Markets, and Corporate segment. 2Tier 1 Common: current quarter is estimate; Tier 1 Common, TCE, & TA are non-GAAP numbers, and a reconciliation is provided in the appendix.

6 Consolidated Financial Results Earnings per share of $0.15 after discontinued operations Net income available to common of $40mm Provision at $1mm Net charge-offs of $77mm, down 23% linked quarter and down 58% from 1Q10 $76mm reserve decrease Eighth consecutive quarter of lower provision expense and seventh of reserve decrease Noninterest income at $198mm in 1Q11 Total revenues, excluding securities gains, of $369mm, down 1% linked quarter Consolidated noninterest income, excluding securities gains, of $197mm, up 3% linked quarter Revenues in Regional Bank down 7% from 4Q10 Primarily due to NII decline from shorter day count and earning assets decline Capital Markets' fixed income average daily revenues of $1.3mm in 1Q11, down from 4Q10's $1.4mm Net hedging results at $12.5mm Consolidated expenses at $315mm in 1Q11, down 4% linked quarter and 7% year over year Core business expenses declined 2% since 4Q10 Non-Strategic expenses decreased 13% linked quarter $37mm of mortgage repurchase reserve expense vs. $44mm in 4Q10 Numbers may not add to total due to rounding.

7 Regional Banking Capital Markets Corporate Non-Strategic First Quarter 2011 Segment Highlights 1Q11 Drivers / Impacts Repurchase provision of $37mm in 1Q11 vs. $44mm in 4Q10 $203 $(151) 1Q11 Revenue 1Q11 Expense $96 $(74) $13 $(21) $59 $(70) Core Business (subtotal) Total $311 $(245) $370 $(315) 4Q10 Pre-Tax Earnings ($mm) 1Q11 Average fixed income daily revenue of $1.3mm in 1Q11 vs. $1.4mm in 4Q10 Net hedging results of $12.5mm in 1Q11 vs. $7.0mm 4Q10 Provision credit in 1Q11 of $12.4mm vs. provision expense of $2.0mm in 4Q10 Numbers may not add to total due to rounding. Pre-tax earnings, Revenue, and Expense are in millions. Revenue includes securities gain / losses. Linked Quarter Change $mm / Percent $(14) / (7)% $(5) / (5)% $(12) / (48)% $12 / 27% $(31) / (9)% $(18) / (5)% $(2) / (1)% $(3) / (4)% $2 / 9% $(4) / (2)% $(11) / (13)% $(15) / (4)% 1Q11 included $5.8mm gain from subordinated debt redemption; 4Q10 included $14.8mm gain from sale of Visa shares 1Q11 included $3.3mm benefit related to Visa litigation vs. $8.0mm in 4Q10 Expenses declined from lower variable compensation $64 $22 $(8) $78 $(24) $54 1Q10 NII down 7% from 4Q10 due to lower loan volume and shorter day count

8 Strong Balance Sheet and Net Interest Margin Trends Average total assets at $24.6B in 1Q11 Period end Non-Strategic loans decreased $239mm or 4% from 4Q10 Consolidated average core deposits down 1% linked quarter, up 3% year over year Reflects run-off of higher-cost deposits associated with exit from TAG program Consolidated NIM up 4bps linked quarter to 3.22% Core businesses NIM1 at 3.58%, up 2bps linked quarter 1Q10 2Q10 3Q10 4Q10 1Q11 Loss of Yield and Int Reversals 14 12 10 8 9 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11 Loans/Core Deposits 1.49 1.4 1.38 1.22 1.14 1.12 1.13 1.09 1.03 Adverse Impact of Non-Accruals Net Interest Margin by Segment1 Consolidated Loans / Core Deposits Numbers/percentages may not add due to rounding 1Core businesses NIM is a non-GAAP number relating to the three core business segments: Regional Banking, Capital Markets, and Corporate. Net interest margin is computed using total net interest income adjusted for FTE. Refer to the non-GAAP to GAAP reconciliations in the appendix. 2Spread is loan yield minus deposit cost. 1Q10 2Q10 3Q10 4Q10 1Q11 Loan Yield 0.0397 0.0407 0.0415 0.0416 0.0412 Deposit Cost 0.0085 0.008 0.0074 0.007 0.0067 Spread2 (right axis) 312 327 341 346 345 15bps Yields and Rates

1Q10 2Q10 3Q10 4Q10 1Q11 Regional Banking 157 154 156 153 151 Capital Markets 84 78 79 77 72 Corporate 20 12 19 19 21 Non-Strategic 77 93 89 81 70 338 337 343 330 315 9 Centralized and streamlined consumer and business loan origination support Reduce span of control in credit card, online banking and deposit support functions Automating manual processes with upgraded technology Reducing number of applications and systems through consolidation Reduced telecommunications costs Optimizing marketing spend through centralized unit Vendor contract negotiation Improving Productivity & Efficiency: Recent Actions Optimized commercial/business staffing coverage Closure of lower value financial centers Aligning branch staffing with customer demand Centralized mortgage origination Procurement Spend Reduction Business Model Optimization Business Process Simplification IT Infrastructure Rationalization $400mm $343 $337 $338 $330 $315 Expenses by Business Line

10 1Q10 2Q10 3Q10 4Q10 1Q11 2006 & Prior 0.09 0.1 0.12 0.12 0.12 2006 0.17 0.18 0.17 0.18 0.18 2007 0.6 0.55 0.52 0.47 0.48 2008 0.14 0.17 0.19 0.23 0.22 Numbers may not add due to rounding. 1As of 3.31.11. Based on UPB. The pipeline represents active investor claims and mortgage insurance (MI) cancellations under review. Excludes MI cancellation notices that have been reviewed and the MI coverage has been lost. For purposes of estimating loss, MI cancellation notices where coverage has been lost are contemplated. Mortgage Repurchase Reserve 1Q10 2Q10 3Q10 4Q10 1Q11 2006 & Prior 14 37 32 29 23 2007 34 57 52 58 61 2008 12 32 49 57 48 $150mm New Fannie Mae and Freddie Mac Repurchase Requests by Vintage1 Total Pipeline by Vintage1 Total Pipeline of Investor Requests1 1Q10 2Q10 3Q10 4Q10 1Q11 Pipeline 304 411 469 534 529 New Requests 117 206 209 263 221 Resolved 69 74 146 196 225 $600mm Mortgage Repurchase-Related Expenses Decline for Third Consecutive Quarter Pipeline of investor requests at $529mm for 1Q111 $304mm of GSE-related claims $147mm of mortgage insurer-related claims $24mm of private whole loan-related claims $54mm of other non-repurchase requests Currently, no repurchase requests from private securitizations, no lawsuits other than those reported in 3Q10 Rescission rate improved slightly during 1Q11 to the 45-55% range; severity was stable at 50-60% Majority of requests remain from the 2006 & 2007 vintages but levels of requests from 2008 now account for 22% of the pipeline, up from 1Q10's 14% Sold mortgage origination platform in August 2008 ($ in mm) 1Q10 2Q10 3Q10 4Q10 1Q11 Beginning Balance $106 $126 $162 $175 $183 Net Realized Losses ($20) ($20) ($36) ($36) ($37) Provision $41 $56 $49 $44 $37 Ending Balance $126 $162 $175 $183 $183

11 1Q10 2Q10 3Q10 4Q10 1Q11 Net Charge-Offs 182.4 132.8 111 100 77 Reserve Increase/ Decrease -52.9 -63 -61 -55 -76 Reserve % of Loans (right axis) 0.0483 0.0455 0.0422 0.0396 0.0369 $200mm Asset Quality Overview1 Peer Median FHN Consolidated FHN Regional Bank FHN Non-Strategic Reserves 0.0251 0.0369 0.0296 0.0522 Reserves and Net Charge-Offs Reserves vs. Peers2 1Asset quality ratios as of 3/31/11. 2Source: SNL. Peer Median includes top 50 publicly traded U.S. banks by total asset size as of 4Q10. Numbers may not add due to rounding. 1Q11 net charge-offs declined $23mm from 4Q10 to $77mm or 1.90% (annualized) of average loans1 Regional Bank net charge-offs down $8mm or 23% linked quarter, down $32mm or 55% year over year Non-Strategic net charge-offs declined $15mm or 24% linked quarter, down $73mm or 60% year over year Reserves for loan losses decreased $76mm linked quarter to $589mm or 3.69% of period end loans1 Reserve decrease due to improving credit trends, lower loan balances from run-off, paydowns, charge-offs Net charge-offs down 23% from 4Q10, down 58% since 1Q10 $133 $111 $100 $77 $182 2.96% 3.69% 2.51% 5.22%

12 Non-Performing Assets NPAs down $18mm or 2% linked quarter, down $222mm or 21% year over year Improvement driven by lower inflow Lower NPL inflows in 1Q11 reflect continued portfolio stability NPL levels flat vs. 4Q10, down 22% since 1Q10 ORE balances declined from lower additions and continued disposition activity Non-Performing Assets ORE Activity2 NPLs Activity1 Numbers may not add due to rounding. 1Includes Commercial and One-Time Close Portfolios only. 2ORE excludes foreclosed real estate from government insured loans. 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11 NPLs 1133.108 1126.958 1119.719 937.684 929 791 796 726 723 ORE 119 106.1 100.8 113.7 113 109.3 123 110 94 (1)% (14)% (9)% (2)% (2)% (1)% (14)% $1.4B 2%

13 Building Long-Term Earnings Power: FHNC Bonefish - Long-Term Targets 1Q11 Consolidated 1Q11 Core1 Long-Term Targets ROA 0.71% 1.26% 1.25 - 1.45% NIM 3.22% 3.58% 3.50 - 4.00% NCO / Average Loans2 1.90% 1.00% 0.30 - 0.70% Fee Income as % of Revenue 53% 55% 40 - 50% Efficiency Ratio 85% 79% 60 - 65% 1Core businesses include Regional Banking, Capital Markets, and Corporate segment. 2NCO / Average Loans are annualized. Certain core data is non-GAAP and a reconciliation is provided in the appendix.

14 Optimize business mix for profitability and returns Improve productivity and efficiency Deploy excess capital smartly FHN Strategic Priorities Building a Foundation for Long-Term Earnings Power

15 Appendix

Liquidity and Capital Remain Strong

1Q11 Capital & Liquidity Actions

- Redeemed $100mm of TRUPs at 8.07% rate
- Repurchased the warrants issued to the Treasury in 2008
- Paid off $549mm of maturing Bank Notes

Tier 1 Common Ratio[1]



12%
10%
8%
6%
4%
2%
0%
10.4%
11.5%
11.7%
9.7%
3Q10
4Q10
1Q11
4Q10 Peer Median

Wholesale Funding[2] — P/E Balances ($B)

	1Q10	4Q10	1Q11
Fed Funds Purchased	$1.8	$1.4	$1.6
Street CDs Long Term	0.0	-	-
Bank Notes	0.6	0.5	-
Senior Debt	0.0	0.5	0.5
Insured Network Deposits	1.5	1.6	1.7
Borrowing from FHLB	-	-	0.1
Other	0.1	0.1	0.1
	$4.0	$4.2	$3.9

Capital Ratios[1]

	3Q10	4Q10	1Q11	4Q10 Peer Median
Total Capital	22.0%	18.7%	18.6%	15.6%
Tier 1 Capital	17.3%	14.0%	14.2%	12.6%
TCE/TA	8.0%	8.9%	8.9%	7.3%
TCE/RWA	9.9%	10.9%	11.0%	9.9%

First Horizon National Corporation

Numbers may not add to total due to rounding.
[1]Source: SNL. Peer median includes top 50 publicly traded U.S. banks by total asset size at 4Q10. TCE/RWA is not adjusted for unrealized gains on AFS securities and is a non-GAAP number, and a reconciliation is provided at the end of the appendix. Tier 1 Common is a non-GAAP number, and a reconciliation is provided at the end of the appendix.
[2]Excluding Securities Sold Repos, Trading Liabilities, and sub-debt and other collateralized borrowings of $2.9B.

16

17 Credit Quality Summary by Portfolio As of 3/31/11; numbers may not add to total due to rounding.

18 Income CRE Portfolio Construction Land Mini-Perm/Non-Construction Property Type 0.12 0.1 0.78 Construction 12% Land 10% Mini-Perm/ Construction 78% 1Q10 2Q10 3Q10 4Q10 1Q11 30+ Delq. 0.0311 0.0131 0.0204 0.012 0.0112 Net Charge-Offs (ann.) 0.0437 0.0304 0.0196 0.0366 0.0223 NPLs/Total Loans 0.1081 0.0978 0.1013 0.1006 0.1007 Retail Multi-Family Office Industrial Land Other Hospitality Income CRE by balances 0.237404442 0.170169281 0.158372145 0.134851765 0.102210863 0.099469395 0.097522108 Other 10% Land 10% Industrial 13% Hospitality 10% Retail 24% Multi-Family 17% Office 16% Performance Collateral Type1 Loan Type1 Numbers may not add to total due to rounding. 1As of 3/31/11; NPLs as a percentage of each portfolio. 2"Other" includes Non-Owner Occupied Single Family Residential and Multi-Use Projects. Balances of $1.4B at 3/31/11 91% managed in Regional Banking with relationship- oriented customers Proactively managing problem projects and maturities to regulatory standards Do not capitalize interest and do not fund interest on distressed properties Net charge-offs down $6mm linked quarter to $8mm Reserves of 7.0% at 3/31/11 Likely to remain at stressed performance levels in 2011 with some moderation

19 1Q10 2Q10 3Q10 4Q10 1Q11 30+ Delq. 0.0102 0.0102 0.0068 0.0036 0.0046 NPLs/Total Loans 0.0286 0.0293 0.0334 0.0292 0.0313 Net Charge-Offs (Ann.) 0.0167 0.0116 0.0134 0.0079 0.0059 C&I Portfolio All Other C&I TRUPs Bank-Related Correspondent Banking Property Type 0.81 0.06 0.03 0.09 All Other C&I 81% TRUPs 6% Consolidated C&I Portfolio C&I Loan Composition Bank Related Loans 3% Other Correspondent Banking 9% NPLs/Total Loans of 1.96% without TRUPs and Bank Related loans $6.8B portfolio, diversified by industry, managed in Regional Bank Includes loans to mortgage warehouse companies (correspondent banking) of $820mm in 4Q10 vs. $380mm in 1Q11 Net charge-offs down $4mm linked quarter C&I consolidated reserves of 3.24% at 3/31/11 Numbers/percentages may not add due to rounding.

20 C&I Portfolio: TRUPS & Bank-Related Loans 1Q11 TRUPs & Bank-Related Loans C&I w/o TRUPs & Bank-Related Loans Total C&I Portfolio PE Balances ($mm) $688 $6,120 $6,808 Reserves ($mm) $1151 $141 $221 Reserve Coverage 16.72%1 2.31% 3.24% NPL % 13.58% 1.96% 3.13% NCO %2 NM 0.66% 0.59% TRUPS and Bank-Related Loan Coverage 1Reserve coverage includes $35.6mm of LOCOM on TRUPs. 2NCO% is QTD Annualized. Numbers may not add to total due to rounding. $688mm balances in TRUPS and bank-related loans $301mm whole-loan TRUPs to banks $164mm whole-loan TRUPs to insurance companies $137mm loans to bank holding companies $86mm other loans secured by bank stock Average TRUP size of $9mm Significant focus is directed at this portfolio TRUPs and bank holding company loans are re-graded quarterly Eight TRUPs on deferral at 3/31/11

21 Consumer Real Estate Portfolio 1Q10 2Q10 3Q10 4Q10 1Q11 Regional Banking 4 3 5 6 7 Non-Strategic 41 37 41 37 28 Restricted 11 11 12 11 9 30+ Delinquency: Non-Strategic vs. Regional1 Net Charge-Offs Vintage Mix Non-Strategic Portfolio Run-Off3 1Source: McDash industry data as of February 2011. McDash underwent a change in methodology in July 2010 vs. prior quarters' data.FHN data excludes FHB. 2Addition of restricted consumer real estate loan balances to B/S disproportionately increased delinquency beginning January 2010. 3Channeling changed beginning March 2010 to be consistent with Accounting Segments. All charts and graphs include $672.4mm of restricted real estate loans. 1Q10 2Q10 3Q10 4Q10 1Q11 Period End Balance 3542 3398 3235 3062 2933 Historical on B/S Securitizations 638 617 591 564 541 New Restricted 162 153 145 138 132 Constant Pre-Payment Rate 0.1592 0.1592 0.17 0.19 0.2 $6.0B 30 Day Del. 1/1/2008 Feb March April May June July Aug Sept Oct Nov Dec 1/1/2009 Feb March April May June July Aug Sept Oct Nov Dec Jan-102 Feb Mar Apr May Jun Jul Aug Sept Oct Nov Dec 1/1/2011 2/11/2011 3/11/2011 Regional Banking 0.0154 0.016 0.0164 0.0145 0.0131 0.0112 0.011 0.0121 0.0123 0.0127 0.0139 0.0133 0.0125 0.0132 0.0125 0.0124 0.0129 0.0128 0.0142 0.0133 0.0144 0.0147 0.0133 0.0131 0.0137 0.0132 0.0124 0.0124 0.0134 0.0128 0.0145 0.0152 0.0159 0.0171 0.0154 0.0156 0.014 0.0137 0.0119 National Specialty 0.0149 0.0149 0.0145 0.0137 0.0134 0.0131 0.0134 0.0147 0.016 0.0175 0.0214 0.0229 0.0233 0.0241 0.0241 0.0243 0.0249 0.0262 0.0265 0.0265 0.0279 0.0282 0.0288 0.0293 0.0318 0.032 0.03 0.0302 0.0305 0.0303 0.0311 0.0306 0.0312 0.0321 0.0313 0.0305 0.0301 0.0299 0.0273 Industry 0.0328 0.0349 0.0347 0.0356 0.0368 0.0382 0.0394 0.0417 0.0431 0.0442 0.0486 Industry1 = 7.08% $60mm $53 $43 $56 $51 $57 Mar

>=740 720- 739 700- 719 660- 699 <660 FICO Score (Origination) 0.01062513 0.023482379 0.027634664 0.034616015 0.044983552 22 TN 0.37 CA 0.14 GA 0.03 FL 0.03 Other 0.44 Home Equity: Performance and Characteristics Portfolio Characteristics Geographic Distribution 30+ Delinquency: Key Drivers Core Banking Customers TN 37% Other 44% CA 14% FL 3% 3% GA Numbers/Percentages may not add due to rounding. All charts and graphs include $672.4mm of restricted consumer real estate loans. Retail Wholesale Channel Mix 0.0185 0.0381 51% % of portfolio 13% 13% 15% 8% 87% 13% 1st Lien 2nd Lien Lien Position 0.0156 0.0232 % of portfolio 32% 68% % of portfolio FICO Score-Origination Channel Lien Position

23 Private Label Repurchase Risk Different than GSE Risk Resolution Representation General reps and warranties are not as comprehensive as GSE reps and warranties No specific representation and warranty on fraud in the origination Access Voting Rights Difficult for investors to access loan files Significant up front cost with unknown returns; must indemnify trustee Generally requires a coordinated investor effort (25% of the "voting rights") to compel trustees to investigate and pursue repurchase claims Investor interests are not necessarily aligned Longer resolution process Longer timeline may decrease probability of successful claims

24 2004 2005 2006 2007 Alt-A Original Balance (~$20B) 2678581648 8966568925 6060323599 2252825121 Alt-A Remaining Balance (~$8B) 713102813 3634774787 2528874349 1167038706 Mortgage Repurchases: Origination and Loan Characteristics 2005 2006 2007 2008 FNMA ("Fannie") 14.1 11.4 12 2 FHLMC ("Freddie") 1 2.4 6 8.5 GNMA("Ginnie") 1.5 1.5 2.7 6.2 ~$70B of originations from 2005 to 2008 Received ~$970mm1 of GSE-related repurchase requests to date, or 1% of originations Represent 93% of all active repurchase/make whole requests in pipeline at 3/31/112 Private Securitizations ~$47B of originations from 2000 to 2007 8 securitizations of jumbo loans called in 4Q103 113 active securitizations, reflected in current UPB 55 first lien Jumbo securitizations 58 first lien Alt-A securitizations Currently, no repurchase requests related to private securitizations; along with other originators, we are named in three lawsuits by securities purchasers Outstanding UPB of ~$14B 58% Alt-A 42% Jumbo Loans Whole Loan Sales/ Non-GSE Represent 7% of all active repurchase/make whole requests in 1Q11 pipeline GSE Originations GSEs Private Securitizations/Whole Loan Sales/Non-GSE $25B 1Requests include MI cancellation notices. 2GSEs account for 93 percent of all actual repurchase/make-whole requests in the pipeline as of 3/31/11 and 7 percent of the active pipeline inclusive of PMI cancellation notices and all other claims. 3Aggregate original UPB of $3.4B. Upon recognition by FHN called loans are no longer subject to repurchase risk. 4Data source: First American Core Logic Loan Performance Database/Company Analysis. FHN has not verified the accuracy of this data. Jumbo original balances exclude inactive deals. FHASI (Jumbo) and FHAMS (Alt-A)4 $10B Pre-2004 2004 2005 2006 2007 Jumbo Original Balance (~$17B) 4.247704371 3.751720819 3.962734538 2.513216095 2.952382844 Jumbo Remaining Balance (~$6B) 0.765786592 0.831278767 1.706160123 1.039351887 1.536246506 $6B

25 Reconciliation to GAAP Financials Slides in this presentation use non-GAAP information of net interest income adjusted for impact of FTE. That information is not presented according to generally accepted accounting principles (GAAP), and is reconciled to GAAP information below.

26 Reconciliation to GAAP Financials Slides in this presentation use non-GAAP information of tangible assets, tangible common equity, tier 1 common capital, and various ratios using one or more of those measures. That information is not presented according to generally accepted accounting principles (GAAP), and is reconciled to GAAP information below. 1Includes goodwill and other intangible assets, net of amortization. 2Current quarter is an estimate. Numbers may not add to total due to rounding.

27 Reconciliation to GAAP Financials Slides in this presentation use non-GAAP information of net interest income, assets, net interest margin, net charge- offs, fee income, revenue, expense and various ratios using one or more of those measures. That information is not presented according to generally accepted accounting principles (GAAP), and is reconciled to GAAP information below. Numbers may not add to total due to rounding. 1Net Charge-offs / Average loans is annualized.